Exhibit (o)(12)

Code of Ethics

Allianz Global Investors Europe

Version 1.2

Code of Ethics – Table of Contents

Introduction

1. Overview and Scope	4
2. General Principles	5

Chapter I: Our Clients	5

1. Confidential Information	5
2. Principle of Investment Independence	6
3. Observance of Information Barriers	6
4. Inquiries from Clients	6
5. Complaints	7
6. Financial Promotion	7
a. Sales and Marketing Material	7
b. Investment Funds not authorized for public distribution	7

7. Gifts and Entertainment	7

Chapter II: The Financial Markets	7

1. Prohibition of Price and Market Manipulation	7
2. Inside Information	8
a. Material non-public information	8
b. Notice to Compliance of Inside Information	8
c. Ban on Insider Trading	9
d. Restricted List – Information on particular Compliance Restrictions	9
3. Prevention of Late Trading, Market Timing and Frequent Trading	9
4. Financial Crimes	9
a. Corruption and Bribery	9
b. Money Laundering and Terrorist Financing	10
c. Fraud	10

Chapter III: Conflicts of Interest	10

1. Personal Account Dealing	11
a. Extended Personal Scope	11
b. Definition of Financials Instruments	11
c. Beneficial Interest	11
d. Pre - Clearance	12
e. Disclosure of Transactions	12
f. Holding Periods	13
g. Unauthorized Personal Account Dealings / blackout period	13
h. Initial Public Offerings and other similar Offerings	13
i. Membership of Investment Clubs	13
j. Disclosure of Proxies	13
k. Limited Exempt Transaction	13
l. Fully Exempt Transactions	14
m. Allianz Blackout Periods	14
n. Breaches of the Personal Account Dealing Rules	14

2. Outside Business Activities	15
3. Honorary Posts	15

Chapter IV: Our Workplace	15

1. Diversity	15
2. Use of Company Resources	16
3. Donation and Sponsorship	16

Chapter V: Communications	16

1. Communications with the Media	16
2. Communications with Regulatory Authorities or Investigatory Bodies	16
3. Inspections	17
4. Comments regarding Allianz	17
5. Social Media	17

Chapter VI: Registration and Licensing	17

Chapter VII: Whistleblowing	17

Chapter VIII: Training, Certification of Compliance & Supervision of the Code of Ethics	18

Account Disclosure Form	19

Country-specific Information:	20

Addendum A – Italy Addendum	20
B – Netherlands Addendum	22
C – Spain Addendum	23
D – Switzerland Addendum	26
E – United Kingdom Addendum	28
F – US Access Persons	39

Appendix:

Module 1: Customer Complaints Policy
Module 2: Anti-Bribery and Gifts & Entertainment Policy
Module 3: Anti-Money Laundering Policy
Module 4: Anti-Fraud Policy
Module 5: Donation and Political Contributions Policy
Module 6: Employee Social Networking Policy

Code of Ethics

Introduction

1. Overview and Scope

Allianz Global Investors Europe is committed to pro-fessionalism and ethical conduct in all of its activities. Meeting Allianz Global Investors Europe’s professional and ethical standards and complying with applicable laws and regulations is the responsibility of each employee.

Our image is shaped by every employee – irrespective of their position in the company. We all carry a particular responsibility – vis-à-vis the public and our clients, as well as the Allianz Group and our colleagues.

Thus, this Code is designed to ensure that all employees live up to their responsibility and it spells out fundamental principles and highlights resources available to help employees understand and uphold these principles. These are based on Allianz Global Investors’ values which form the foundations of expectations regarding the behaviour of Allianz Global Investors Europe’s employees:

Excellence is about identifying opportunities to be ahead of the curve and always trying your very best to improve your performance. It is about being professional, persistent and diligent in what we do to consistently deliver quality work.

Integrity is about going beyond driving ethical behaviour to include sincerity, commitment, honesty and fairness. Integrity is being open and transparent with our clients and each other. All these elements are required to deliver trust.

Passion is about loving what you do, having the client, the business and your interests align and going above and beyond your expectations in a way that inspires those around you.

Respect is about being considerate of people and ideas, being open and actively listening. It means being fair in how we treat others and accepting difference as a source for reflection.

The Code of Ethics applies to all executives, directors, officers, and employees of Allianz Global Investors Europe, including interns and temporary employees if the employment contract lasts longer than one month

(“Employee” or collectively, “Employees”). The Code is provided to every Employee upon beginning of employment. The standards set forth herein serve as minimum standard. We expect that all Employees follow the Code of Conduct both in letter and in spirit.

All Employees should therefore become familiar with this Code of Ethics and abide strictly by its provisions. In the event Employees suspect or are witness to any violations of its provisions they should promptly report concerns to their supervisor or to Compliance. Allianz Global Investors Europe strictly prohibits retaliation against anyone who reports in good faith a possible violation of the Code, no matter whom the report involves.

Some Employees may, however, due to their specific terms of employment also be or become subject to the policies and procedures of other Allianz or Allianz Global Investors companies. Amongst other things, this can be of particular importance in respect of the Personal Account Dealing rules applicable to the respective individual Employee. In the event that you identify some variation between two sets of rules, contact Compliance for guidance on which set of rules to follow.

As all Employees have to follow this Code of Ethics both in letter and in spirit, managers and senior personnel are - in particular - responsible for actively fostering a strong compliance culture and embedding the values reflected in this Code of Ethics (Tone at the Top). Each manager has organizational and supervisory duties to fulfil. Consequently, each manager has to ensure that no violations of this Code of Ethics take place where these could have been prevented by adequate supervision. Managers also retain their responsibility when delegating individual tasks.

Compliance oversees and monitors compliance with this Code of Ethics and will give guidance to all Employees regarding this Code. Employees should discuss with Compliance any suspicion of non-compliance with the rules and regulations of this Code.

Any violations of this Code and the obligations in it may lead to disciplinary or preventive action deemed appropriate, up to and including termination of employment. Violations of the Code of Ethics may also constitute violations of law, which may result in criminal or civil penalties for Employees and Allianz Global Investors Europe.

2. General Principles

Maintaining the highest standards of conduct is integral to Allianz Global Investors Europe. Hence, the general principles to be observed by each Employee while conducting business for Allianz Global Investors Europe may be summarized as follows:

We will at all times conduct ourselves with integrity and distinction, putting first the interests of our clients. We comply with all applicable law, rules, standards and good market practice and apply the internal policies and procedures that are relevant to our activities. Violating the rules may appear to bring short-term success, but in the long term such behaviour is injurious both to ourselves and to those around us. Any results achieved by dishonest means will not be endorsed. Avoid taking inappropriate advantage of your position at Allianz Global Investors Europe. Avoid dishonest transactions. Do not jeopardise the reputation of Allianz Global Investors Europe.

Long-term trust is only enjoyed by those who conduct themselves fairly. Potential conflicts of interest must be identified at the earliest reasonable opportunity, avoided if possible and action taken to manage them in the best interest of our clients if they occur.

Confidentiality of information including data protection must be maintained at all times. Client information, price sensitive information and other confidential information that Employees may receive in the course of their business must only be acted on as necessary or appropriate to their respective job function.

The commitment of all Employees is a key factor for our success. Any work undertaken outside your employment with Allianz Global Investors Europe or any other business activities you undertake must not jeopardise your performance either for Allianz Global Investors Europe or for our clients. You must obtain approval from your supervisor and the Human Resources Department and inform Compliance before engaging in such activities. Do not enter into any form of business participation or accept any mandate if you have reason to believe that it could compromise the interests of our clients, of Allianz Global Investors Europe, the Allianz Group or your professional independence and integrity.

We communicate in a clear and fair manner. Our clients, business partners and colleagues, as well as other Allianz Group companies and the financial markets expect clear and articulate communication. All our communication should be complete, timely, fair and not misleading, containing all relevant information, and no significant aspect should be omitted that might lead to a misrepresentation of plans or circumstances.

We must not mislead our clients or the financial markets as to the value of any assets by our actions, statements or by refraining from taking necessary actions or making such statements or by making incomplete statements.

Personal Account Dealings must only be executed in accordance with the rules set forth in this Code of Ethics.

Our behaviour towards one and another is based on mutual respect and trust. We make every effort to ensure that nobody within Allianz Global Investors Europe is sexually harassed or discriminated against on the basis of race, religion, nationality, gender, origins, political or trade union activities or convictions, or sexual orientation.

Maintaining our professional independence is a cornerstone of our success. Professional independence and integrity shall be maintained and not compromised by the offer or receipt of incentives, benefits or gifts.

You should protect the firm’s assets and ensure their efficient use. All company assets should be used for legitimate business purposes only. As our assets are pre-requisite for our success we must ensure that they are used effectively.

Chapter I: Our Clients

At Allianz Global Investors Europe, we act as a partner to our clients in order to capitalize on the opportunities offered by the capital markets. As a fiduciary, we have a duty to act in the best interest of our clients. Consequently, transparency and integrity must be at the core of all our business dealings to avoid any improper advantage or the appearance of questionable conduct by our Employees.

We are all in a position of trust, and as such, are expected to adhere to the highest professional and ethical standards and to put our client’s interests first at all times.

1. Confidential Information

In the normal course of business you may, from time to time, come into possession of confidential information relating to clients. You have a duty to respect the confidential nature of such information and to use such information solely for the purpose of the relationship to the respective client. Keeping such information confidential and thus complying with laws and regulations is essential for maintaining the trust of our clients.

This applies not only to confidential information which could affect the value of traded securities and to Inside Information which is subject to specific statutory provisions (see chapter II.2. “Inside Information”), but also to (stored) data relating to individual and institutional clients which require Employees to act in line with data protection legislation and contractual confidentiality obligations.

As a result:

Confidential information should only be discussed internally on a ‘need to know’ basis and both statutory and contractual restrictions on forwarding and using such data must be observed at all times.

Do not use confidential information either for personal gain or for the advantage of any other person.

Take care that unauthorized persons do not gain access to any client’s documents or records.

Never discuss confidential matters in places, including the offices, where the conversation could be overheard by third parties.

When making telephone calls or holding meetings outside your own office or off-site, e. g. in restaurants (including the staff canteen), trains, aircraft, taxis and other public places, care should be taken to ensure that confidential information is not inadvertently disclosed to unauthorized persons.

Information about holdings of our investment funds is proprietary information of Allianz Global Investors Europe and must be kept confidential. You must observe the specific procedures regarding the disclosure of portfolio holdings.

In certain areas Information Barriers have been established to ensure that Employees have adopted procedures to safeguard the confidentiality of information (see chapter I.3. “Observance of Information Barriers”). You must observe such Information Barriers at all times.

2. Principle of Investment Independence

The Principle of Investment Independence applies to all Allianz Global Investors companies:

Each company and each team should act solely in the interests of its clients. If a company assumes a mandate or executes a transaction for a client, this mandate or transaction must be performed with the sole focus on the client’s best interests and irrespective of all other company or third-party interests.

This can result in the establishment of particular protected zones of confidentiality. This can also mean that employees or teams working in the same business unit or department are separated in spatial terms when handling a mandate.

This principle applies, in particular, to investment decisions. Such decisions must be isolated from the business considerations of other units of Allianz Global Investors and the Allianz Group.

In order to support the Investment Independence Principle, you must observe the Information Barriers established by Allianz Global Investors Europe.

3. Observance of Information Barriers

An Information Barrier is a barrier that controls or restricts the flow of confidential information. It is essentially designed to isolate information and to prevent the communication of that information between certain people or operating areas.

To observe those Information Barriers and to maintain confidentiality, you have to observe the following principles:

Do not communicate confidential information through an Information Barrier unless prior permission is obtained from Compliance.

Documents and records in electronic format shall be password protected or otherwise protected. Paper documents and records shall be kept in locked drawers and/or restricted areas.

Conference or meeting rooms will be cleared of confidential information prior to meetings with other Employees or employees of other entities to ensure that no confidential information has been left in the room.

Even within areas restricted by information barriers the access to confidential information shall be limited to the extent operationally required.

4. Inquiries from Clients

Unless you know the client personally, you must ensure that the person you are dealing with is the account holder or an authorised representative before revealing or handing over any information. The person requesting information should present a valid ID card or some other form of identification, or a comparison of the signatures should be performed.

Do not provide any information to family members of a client unless you are certain that the client has issued a corresponding power of attorney.

Telephone inquiries pose a particular risk. If you cannot clearly identify the client or authorised representative by their voice, you should involve colleagues who know the caller. Otherwise, arrange to call the person back. This will allow you to check the telephone number. This is the only way of ensuring that the information reaches the authorised recipient.

Do not allow yourself to be distracted by inappropriate comments, time pressure, threats or attempts at persuasion. Involve your supervisor where necessary.

5. Complaints

At Allianz Global Investors Europe we aim to provide our investors and clients with a high standard of service. However, from time to time clients may complain. When this happens, this should be communicated as soon as possible so any issue may be addressed in an appropriate manner.

Thus, as part of our commitment to client-centricity and quality, Allianz Global Investors Europe will encourage feedback on the services provided to clients.

All Employees must deal with complaints promptly and fairly and in accordance with the provisions of the Customer Complaint Policy attached as Module 1 to this Code of Ethics. Those involved in the handling of complaints must use all efforts to ensure satisfactory resolution within the time frame set forth in this Policy.

6. Financial Promotion

a. Sales and Marketing Materials

As a general rule, all communication by Allianz Global Investors Europe to its business partners and clients must be clear, fair and not misleading. In many the jurisdictions where Allianz Global Investors Europe operates, incomplete or misleading communication may also constitute a regulatory offence.

Therefore, all marketing materials (regardless of the support, i.e. printed media or the Internet), client presentations and press releases must be submitted to Compliance for review and approval at least three business days before anticipated use together with supporting documentation.

Compliance will check whether any appropriate disclaimer is included and whether there are any additional disclosure requirements. It is, however, the responsibility of the originator of the material to ensure the content is accurate and complete and meets the general requirement of being clear, fair and not misleading.

Promotional materials which are product specific - i.e. in respect of investment funds - must typically include further information, if such funds are authorised for public distribution in foreign jurisdictions. Compliance maintains a database which contains all relevant information regarding those requirements; such database is accessible to the Marketing Department.

b. Investment Funds not authorized for public distribution

As a consequence of the regime established by the EU Undertakings for Collective Investment in Transferable Securities (UCITS) and the Alternative Investment Fund Management (AIFM) Directives, it is forbidden to engage into active financial promotion of investment funds which are not authorised for public distribution in a given jurisdiction.

7. Gifts and Entertainment

Maintaining our professional independence is a cornerstone of our success. Hence, Employees may only accept or offer personal gifts, benefits, special favours or hospitality according to the Anti – Bribery and Gifts & Entertainment Policy attached as Module 2 to this Code of Ethics.

Chapter II: The Financial Markets

As an industry leader, we want to set an example in the financial markets. Therefore we do not allow any illegal trading practices whether for clients or for Employees. We also must safeguard information which is deemed to have an influence on market prices and do not allow the use of such information for improper personal gain or for the benefit of others.

1. Prohibition of Price and Market Manipulation

Any information we disclose towards the financial markets must be communicated in good time and in a clear, comprehensive and comprehensible manner. It should not be misleading and must comply with the principles of fair, proper, professional and transparent communication.

Employees are not permitted to take any action or provide information that could mislead either the market or our clients. In particular, any action or statement that may influence the price or value of financial investments is prohibited. Such action could result in prosecution. Even accusations of such misconduct will have a negative impact on Allianz Global Investors Europe and all Employees concerned.

Particular care must be exercised when dealing with announcements, advertising and the publication of research, prospectuses and informational material in order to eliminate the possibility of misleading information.

If you feel that you may have engaged in, caused or otherwise discovered misleading or manipulative activities, you must inform Compliance immediately. Under no circumstances should you make further statements or take action on your own initiative in an effort to correct the initial effect.

The following actions may be regarded as market and price manipulation and may result in prosecution:

“Wash sales” – securities transactions where the buyer and seller are legally identical, meaning that the securities transaction does not result in a change of ownership;

“Pre-arranged trades” – key transactions details (e. g. price, number of units) were the subject of prior agreement between the parties;

“Painting the tape” – securities transactions that mislead the public by artificially boosting trading volumes;

“Marking the close” – exploiting trading hours (e. g. close of trading) to manipulate the closing price of shares, with the intention of misleading other market participants;

“Cornering” – gaining control over demand for a security in order to create the impression that it is in short supply;

Spreading rumours in order to urge market participants to act in a certain way (buy, sell, hold).

2. Inside Information

a. Material, non-public information

By the nature of our work, you may come into possession of Inside Information. “Inside Information” is any specific information about non-public circumstances relating to one or more issuers of securities, or to the relevant securities themselves, which, if it became publicly known, would likely have a significant effect on the stock exchange or market price of such security. Such likelihood is deemed to exist if a reasonable investor would take the information into account for investment decisions.

It is not possible to provide a comprehensive definition of Insider Information but the following examples are considered Inside Information:

Buying or selling of business units.

Mergers or acquisitions.

Buying or selling of major holdings.

Restructuring matters.

Capital restructuring.

Earning expectations.

Future dividend payments.

Block orders.

Investment decisions of fund managers.

Investment strategies of insurance finance departments.

Research due to be published.

b. Notice to Compliance of Inside Information

For your own protection, as well as that of Allianz Global Investors Europe, you shall inform Compliance immediately in the event you have obtained Inside Information. Such notification should be submitted to Compliance in writing where possible, and should specify whether the information has been made known to other colleagues. Please also contact Compliance if you are unsure whether information is Inside Information or not.

Compliance will put the relevant security on the, Watch List‘, including details of Employees who have access to the Inside Information. Compliance will monitor the transactions of that security to ensure that Inside Information is not being used in an unauthorised manner and also to take preventative action in good time, in order to prevent situations whereby Allianz Global Investors Europe could be suspected of having abused Inside Information.

Please also inform Compliance immediately when Inside Information which you have reported to Compliance becomes public knowledge or is resolved in such a way that it is no longer needed to be treated as Inside Information.

c. Ban on Insider Trading

It is unlawful to gain or to cause a third party to gain any unjust profit or improper advantage by using Inside Information. In particular, you must not:

buy or sell (trade) any securities on the basis of any Inside Information (trading prohibition); recommend or encourage third parties to transact in respect of any securities on the basis of Inside Information (recommendation prohibition); disseminate Inside Information beyond the scope of your professional duties (dissemination prohibition).

The violation of insider trading laws and regulations constitutes a criminal offence which may have implications for you, personally, as well as for the reputation of Allianz Global Investors and the Allianz Group.

d. Restricted List – Information on particular Compliance Restrictions

In the case of capital market transactions involving Allianz Global Investors Europe or any affiliated company, particular statutory or official requirements and reporting obligations may restrict the execution of investment decisions or personal account dealings.

The Allianz Global Investors Europe Restricted List sets out the restrictions that apply only to investment funds and direct mandates, not personal account dealings.

The Restricted List is for internal use only and may be forwarded to third parties only in exceptional circumstances and with the approval of Compliance. The Allianz Global Investors Europe Restricted List is maintained, updated and made available to the relevant departments by Compliance and may be provided in the Intranet.

3. Prevention of Late Trading, Market Timing and Frequent Trading

With regard to our investment funds, we do not allow any dealing activities which are associated with Late Trading, Market Timing or Frequent Trading, as such practices may adversely affect the interests of all our fund investors.

For the purposes of this section:

Late Trading refers to the acceptance of a subscription, conversion or redemption order into an investment fund after the time limit fixed for accepting orders (cut-off time) on the relevant day and the subsequent execution of such order at a price based on the Net Asset Value applicable to such same day. However, orders received after the cut-off time may be accepted on an exceptional basis with the approval of Compliance when a technical dysfunction can be demonstrated to have occurred that prevented an order from being received or processed before the cut-off time.

Market Timing refers to an arbitrage method through which an investor systematically subscribes and redeems or converts units or shares of the same investment fund within a short time period, by taking advantage of time differences and/or imperfections or deficiencies in the method of determination of the Net Asset Value of this fund.

Frequent Trading refers to subscriptions into, conversions between or redemptions from units or shares of the same investment fund that by virtue of their frequency or size cause the fund’s operational expenses to increase to an extent that could reasonably be considered detrimental to the interests of the fund’s other investors.

Accordingly, we may implement or require service providers to such funds to implement protective measures, such as rejecting applications for subscriptions, conversions or redemptions from investors to avoid any impact on our funds.

Please inform Compliance if you have identified such practices.

4. Financial Crimes

We are an active participant in international efforts to combat fraud, corruption and the funding of terrorist and criminal activities. Our commitment is matched by the maintenance of on-going controls to detect and prevent any such illegal practices.

a. Corruption and Bribery

Any attempts to illegally influence the decisions of clients and other individuals such as business partners by means of corruption and bribery will not be tolerated.

Combating corruption and bribery and protecting ourselves from them is a major concern for Allianz Global Investors Europe. Corruption and bribery in business dealings are illegal and have to be stopped.

Investigations arising from the suspicion of corruption or bribery have considerable consequences for a company. It suffers not only from constraints placed on its business dealings but also from the fact that it can incur considerable losses through public knowledge of an investigation and the accompanying press reports.

The dishonest influencing of decisions by granting benefits of whatever kind is forbidden. This applies at home and abroad, and not only where public officials are concerned but also individuals such as employees of privately owned companies.

In particular, Employees may not in the course of business offer, promise, demand, grant or accept any gifts, payments, invitations or services that have been intentionally offered with the aim of influencing a business relationship in an unauthorized way, or wherever there is a danger of compromising or jeopardizing the independence of the business partner.

We also prohibit the offering of anything in value to public officials that could be construed as requiring or influencing any official decision (or attempting to).

Thus, Employees must observe the procedures set out in the Anti-Bribery and Gifts & Entertainment Policy attached as Module 2 to this Code of Ethics to avoid any improper conduct of business in this respect.

All Employees are called upon to prevent corruption and bribery. Please inform Compliance should you have come across any such practices.

b. Money Laundering and Terrorist Financing Globally, the attempted use of financial institutions and instruments to launder money is a significant problem that has resulted in strict laws in many countries.

Money laundering is the attempt to disguise money derived from or intended to finance illegal activity including drug trafficking, terrorism, organized crime, fraud, and many other crimes. Money launderers go to great lengths to hide the sources of their funds. Among the most common strategies are placing cash in legitimate financial institutions, layering between numerous financial institutions, and integrating the laundered proceeds back into the economy as seemingly legitimate funds.

The financing of terrorism is the act where a person by any means, directly or indirectly, wilfully provides or collects funds with the intention that they be used, in full or in part, in order to carry out a terrorist act or is related thereto.

All Employees must be vigilant in the fight against money laundering or terrorist financing activities. With good knowledge of our customers, we will in general be able to identify unusual or suspicious behaviour, including false identities, unusual transactions, changing behaviour, or other indicators that money laundering or terrorist financing may be occurring.

Allianz Global Investors Europe has developed an Anti-Money Laundering Policy and KYC Guidelines and each Employee must comply with the procedures set out in Module 3 of this Code of Ethics.

c. Fraud

Fraud can cause significant damage. It provokes a loss of trust by clients and places the competitiveness of Allianz Global Investors Europe at risk. For purposes of this Code, “Fraud” is any intentional act or omission, either internally by Employees or externally by third parties, which (i) is illegal under applicable laws or regulations, and (ii) has resulted or may result in an actual or potential loss of company assets or revenue or harm of reputation.

Both, management and staff are responsible for the prevention and detection of Fraud. We require the prompt reporting of any suspected fraudulent activity to Compliance.

Employees who submit a report (including whistleblowing channels) on suspected Fraud in good faith are protected against any retaliation or other form of discrimination. For further details please see the Anti-Fraud Policy which is attached as Module 4 of this Code of Ethics.

Chapter III: Conflicts of Interest

In order to provide the best service to our clients, Allianz Global Investors Europe pursues an effective management and fair handling of the potential conflicts of interests that may arise in the course of providing investment services. A potential conflict of interest arises when

1.	the interests of different clients do conflict with each other, or

2.	the interests of Allianz Global Investors Europe conflict with the interest of a client, or

3.	private or personal interests of an Employee conflict with his or her official responsibilities as an Employee, or

4.	the interests of Allianz Global Investors Europe conflict with those of other Allianz Group companies.

There are three guiding principles that will help Employees to avoid conflicts of interest:

Do not use your position within our company for personal gain for yourself or any person with whom you have personal, business, or financial ties.

Avoid any outside activity that could interfere with the timely and effective performance of your job.

Do not participate in any action, whether for Allianz Global Investors Europe or another Allianz company, which involves a company in which you or your family has significant financial interests or other business or personal connections.

If you think there is even a chance that you or another Employee might have a conflict of interest, you are responsible for disclosing the matter and seeking advice from your line manager or Compliance.

1. Personal Account Dealing

Allianz Global Investors Europe has adopted rules for the Personal Account Dealings of its Employees in Financial Instruments. These rules are designed to ensure that Personal Account Dealings do not conflict with (or appear to conflict with) the interests of our clients or the Allianz Group, or violate insider trading laws.

These rules are not mere restatements of minimum legal requirements. They embody our commitment to high ethical standards. They also ensure that personal conduct is consistent with our obligation to conduct our business properly, and shield Allianz Global Investors Europe and its Employees from allegations of improper conduct.

In case of any conflict of interest, the interests of our clients shall predominate. Each Employee must bear in mind that the reputation of Allianz Global Investors Europe and Allianz, as well as the Employees own standing and that of other colleagues can be irreparably harmed by even an appearance of misconduct.

If, at any time, an Employee is in doubt as to whether they are in compliance with these Personal Account Dealing rules, they should contact Compliance for advice. It is the responsibility of every Employee to ensure that they are familiar with these Personal Account Dealing rules and are aware of their own personal obligations in connection with such dealings. Each Employee is responsible for ensuring that all transactions and associated risks are commensurate with their personal income and assets.

a. Extended Personal Scope

In addition to transactions initiated or executed by Employees, the Personal Account Dealings rules also cover transactions that are initiated or executed by Employees for individuals closely associated with them, e.g. spouses, registered partners, children entitled to care and other relatives living in the same household;

by Employees on behalf of, or for the account of, third parties, including trusts or companies, whose investment decisions are made by Employees or influenced as a result of business or private relationships;

by individuals who have such a close relationship with the Employee that the Employee is likely to be able to influence them and takes a joined investment decision with that individual, e.g. spouses, registered partners, children entitled to care and other relatives living in the same household; and

by third parties for the account, or in the interests, of Employees.

The rules governing Personal Account Dealing will apply without limitation to the transactions more fully described below. For the avoidance of doubt, Personal Account Dealings are meant to include all transactions initiated by Employees outside of their professional activities.

b. Definition of Financial Instruments

The Personal Account Dealing rules relate to the purchase or sale of the following Financial Instruments:

securities, i.e. equities, certificates and bonds; options, warrants and other derivatives/futures on securities, precious metals, commodities, rights of issuance, freight rates, loans, interest rates, currencies and indices (as well as the active exercise of related contractual rights)

investment fund units (Allianz Global Investors funds as well as third party funds);

contracts for difference CF s)

new issues (subscription and disposal);

any other agreement which intends to generate profit from the performance of a Financial Instruments set out above.

c. Beneficial Interest

Personal Account Dealing procedures are aimed at capturing all transactions in Financial Instruments in which an Employee has a direct or indirect beneficial interest. An Employee has a beneficial interest in a transaction if they have the opportunity to benefit from, or share in, any profit derived from such transaction.

Whether an Employee has a beneficial interest should be determined on the facts and circumstances of a particular transaction, and not simply on the basis of the legal form of the interest derived from such transaction.

d. Pre – Clearance

All transactions in Financial Instruments by or on behalf of an Employee (directly or through third parties) require pre-clearance by Compliance, unless they fall under an exemption given herein.

A transaction is considered to be effected by or for an Employee (Personal Account Dealing) if

1.	it is for the account of the Employee;

2.	the Employee conducts such transaction for or on behalf of a third party (outside the scope of his or her employment); or

3.	the Employee has a beneficial interest in the transaction as described above.

Pre-clearance applications must contain the following information:

Name of security,

Security identification number (ISIN),

Quantity

Purchase/sale

Details of limit order

Pre-clearance requests should be submitted through the pre-clearance system in the Allianz Global Investors Europe Intranet. In case an Employee does not have access to that system, a pre-clearance request can also be addressed by telephone using the dedicated Compliance Service Line (++49 69 24431-4537) or by email (co@allianzgi.com). All pre-clearance applications made by telephone will be recorded. In acknowledging this Code Employees provide their express consent to the recording of conversations held on the Compliance Service Line.

The approval of Compliance for a transaction is valid only for the day of approval. Therefore Employees have to submit their order to their broker or bank by the end of the day of approval (24:00 hrs) at the latest.

e. Disclosure of Transactions

Employees are obliged to provide Compliance with comprehensive information on all relevant Personal Account Dealings. Compliance may only use the information provided in order to monitor Personal Account Dealings and will not make it accessible to other Employees with the exception of the Employee’s line manager, members of the board, Audit, or the Human Resources Department, in order to identify or inform about conflicts of interest or breaches of these guidelines, in which case the Employee will be duly informed) or third parties unless obliged to do so by any applicable law or regulation, e.g. at the request of regulatory authorities.

Personal Account Dealings must always be executed in the name of the person for whose account they are to be performed. Employees are therefore not permitted to execute transactions for their own account in the name of other individuals, nor may they be involved in third party transactions by means of profit sharing agreements. If Employees are not permitted to trade directly in a financial instrument, neither are they to trade in the same instrument in an indirect way, e.g. in the form of derivatives, ADRs or GDRs.

Employees will disclose to Compliance any bank/brokerage accounts that they maintain in connection with their Personal Account Dealings. To this effect, Employees will use the Account Disclosure Form provided by Compliance. Each Employee must disclose to Compliance any new bank/brokerage account they intend to open for the purpose of dealings in Financial Instruments (no such disclosure is required for current or savings accounts). Compliance reserves the right to refuse such account openings where these are deemed inappropriate.

Employees carrying out transactions related to their own accounts, as defined above, or other such accounts in which they have a beneficial interest or for which they have a proxy will authorise their bank or broker to systematically report any and all transactions in these accounts to Compliance. Where this is not possible, Employees will report such transactions immediately after execution to Compliance and provide Compliance with an annual list of transactions issued by their bank or broker.

After joining Allianz Global Investors Europe, all Employees have to disclose their bank, brokerage or custody accounts within 10 days to Compliance.

In addition, employees will annually certify their compliance with the provisions contained herein by returning the completed “Annual Certification of Compliance” provided by Compliance.

f. Holding Periods

Personal Account Dealings should focus on long-term investment and not on reaping the benefits of short-term price fluctuations by frequently executing transactions and counter transactions.

As a general rule, a period of 30 calendar days must be observed between purchase and sale of any given Financial Instrument in accordance with the ’last in, first out’ principle). Accordingly, same-day transactions (i.e. purchase and sale of the same Financial Instrument) are prohibited – irrespective of the volume or the sequence of execution – unless such action is due to extraordinary personal circumstances and has been approved by Compliance in advance. It should be noted that the holding period applies to the underlying of any given Financial Instrument and not to the individual ISIN.

The minimum holding period does not apply in case Financial Instruments are sold at a loss (calculated on market price). However, pre-clearance of such a transaction is still required according to the rules of this Code.

Active management by employees of their assets and transactions in derivative instruments do not generally contravene the principle of long-term investment, provided that the above minimum holding period is observed for all transactions.

g. Unauthorized Personal Account Dealings / blackout period

You are not permitted to buy, sell or recommend transactions in Financial Instruments if you have access to price-sensitive information that is not yet in the public domain (Inside Information, please see chapter II.2. for more detailed information). It is also not permitted to execute any Personal Account Dealings in Financial Instruments if you are aware that investment decisions, research reports or investment recommendations concerning these Financial Instruments are being prepared, and such decisions have not been implemented. Do not place any orders if you are aware that fund orders in the same security have yet to be executed or if you have received notification of certain new fund orders.

Additionally, in order to reduce the potential for conflicts of interest and the potential appearance of impropriety that can arise in such situations, this Code prohibits employees from trading in a Financial Instrument during the “blackout period” which is the period of seven calendar days before and after a relevant transaction on behalf of a client account has been executed. With regard to stocks that are included in any of the following indices, the blackout period is seven days before and one day after a relevant trade is conducted:

Top 250 companies of the S&P 500 Stock Index The FTSE 100 Index and the respective companies The Hang Seng Index and the respective companies The DAX 100 Index (HDAX) and the respective companies

The EuroStoxx 50 and Stoxx 50 Index and the respective companies.

h. Initial Public Offerings and other similar Offerings Employees are generally permitted to subscribe to Financial Instruments in the context of an initial public offering ‘IPO’) or other similar offerings such as secondary offerings, public offerings of debt securities) as long as such a subscription does not result in any potential conflict with our clients’ interests. A potential conflict generally occurs if an Allianz Group affiliate is represented in the consortium of financial institutions handling such offering, or if a client of Allianz Global Investors Europe or of another Allianz Group affiliate is acting as the issuer, or if such subscriptions are being made for the benefit of a client of Allianz Global Investors Europe or of another Allianz Group affiliate (such as an investment fund).

In addition, employees may not participate in transactions on the ‘Grey Market’, i.e. the purchase or sale of Financial Instruments in the context of IPOs and other similar offerings prior to the official issue allocation.

i. Membership of Investment Clubs

Membership of investment clubs is only permitted with the prior approval of Compliance. This also applies to membership of betting associations or the placing of bets on the performance of Financial Instruments.

j. Disclosure of Proxies

Employees who hold proxies or similar rights with respect to Financial Instruments or accounts of third parties must promptly notify Compliance of such proxies or rights. This also applies to Employees who are acting as executors.

k. Limited Exempt Transactions

Limited Exempt Transactions are transactions in the following Financial Instruments that are not subject to pre-clearance requirements:

Securities and derivatives on major indices like: AEX, AllOrds, ATX, BEL20, PSI20, CAC40, DAX30, Dow Jones Stoxx 50, Dow Jones Stoxx, Dow Jones Euro Stoxx 50, Dow Jones Euro Stoxx, Dow Jones Industrial Average, FTSE100, FTSE Eurotop 100, FTSE mid-250, HangSeng, HEX20, IBEX35, MDAX, MIB30, NASDAQ 100, Nikkei225, OMX, REX, SMI, S&P 500, S-DAX, Strait-Times, Tec-DAX, TSE35

Securities, options, warrants and derivatives on commodities, precious metals, interest rates and currencies;

Instruments issued by the national governments of the G8 member countries (Germany, France, UK, Italy, Japan, USA, Canada and Russia).

Please Note: These transactions are nevertheless subject to the disclosure requirement, as well as to the principle of long-term investment, i.e. attention must be paid to the rules on the required holding period (section f. above)

l. Fully Exempt Transactions

In addition to the foregoing, the following transactions are exempt from all requirements under this section III.1, including pre-clearance, holding periods and disclosure:

The purchase of life insurance policies,

The purchase of Allianz SE shares based on employee share programs (but the sale of Allianz SE shares purchased in an employee share program are subject to the requirements of this section III.1.).

Buy / sell transactions executed within the framework of contractually agreed savings and asset accumulation plans / pay-out plans,

Automated reinvestment of mutual fund distributions The exercise of contractual rights (e.g. exercising rights in a convertible bond),

The exercise of subscription rights (within the limits of shares already held),

The purchase and sale of money market funds, The purchase and sale of money market instruments (i.e. any debt instrument with a residual maturity of less than 12 months),

The purchase and sale of physical commodities, The purchase and sale of currencies and Private equity transactions,

Transactions in respect of bank/brokerage accounts where the Employee has given discretionary management authority to an independent third party and does not participate in the management of, or investment decisions for, the account, provided that:

i. The details of such accounts are disclosed to Compliance.

ii. The account is managed on the basis that transactions cannot be directed by the respective Employee and the Employee’s authority is limited in giving guidance as to the overall strategy to be applied to the management of the account.

iii. A copy of the discretionary management agreement is provided to Compliance.

Buy / sell transactions in unaffiliated mutual funds. Unaffiliated funds include all mutual funds (incl. ETFs) that are neither launched nor managed by group companies of Allianz Asset Management. Please note that contrary to all other Fully Exempt Transactions listed above, disclosure to Compliance is required for such transactions and intra-day trading is prohibited,

Buy / sell transactions in affiliated mutual funds. Affiliated funds include all mutual funds (incl. ETFs) that are launched or managed by group companies of Allianz Asset Management. Please note that disclosure to Compliance is required for such transactions and intra-day trading is prohibited. Also, please note that the exemption from pre-clearance and minimum holding period does not apply to Members of the Board of Allianz Global Investors Europe GmbH, Investment Persons and select other staff specified and informed by Compliance. Those persons who require pre-clearance for affiliated mutual funds transactions, have to submit their order to their broker or bank by the end of the business day following the day of approval at the latest.

m. Allianz Blackout Periods

Trading in Allianz SE securities, those of other listed Allianz Group companies, as well as derivatives based on these shares collectively referred to as “Allianz shares”) are subject to the same general restrictions as Personal Account Dealings.

Please note that a blackout period is imposed on all Employees of Allianz Global Investors Europe for Allianz shares at certain times of the year. Compliance will issue a separate notification of the exact dates during which the lockup applies. This information is also available on the Compliance intranet homepage.

n. Breaches of the Personal Account Dealing Rules

In case of breaches of the Personal Account Dealing rules, Compliance will initially contact the Employee, drawing their attention to the rules, unless the issue constitutes a serious violation.

Serious or repeated violation of the rules governing Personal Account Dealings may result in disciplinary measures being taken and regulatory sanctions being imposed. In case of transactions, which violate these rules, the Employee will be directed to reverse or unwind the transaction. Costs arising from such a transaction will be the responsibility of the Employee and profits arising from such a transaction will be required to be paid to a recognized charity.

2. Outside Business Activities

The services and loyalty of Employees should, in the first instance, be directed at Allianz Global Investors Europe, as the company that employs them. Where secondary employment or external transactions, i.e. transactions executed in a non-professional capacity, are undertaken, a conflict of interest may arise.

Secondary employment covers any services provided by the Employee that do not fall within his primary contract of employment with Allianz Global Investors.

Remuneration is not the deciding factor. Secondary employment can also apply to freelance, independent or voluntary activities, as well as to activities performed within the framework of a contract for work and services (Werkvertrag). Secondary employment and external transactions include, in particular, financial interests, mandates (e.g. in supervisory, administrative or advisory boards, or as managing directors), and real estate transactions, or similar.

Employees must obtain prior approval from the Human Resources Department before entering into secondary employment. The secondary employment will be approved if it does not affect Allianz Global Investors legitimate interests. Part-time Employees must immediately declare any existing or new forms of secondary employment.

Private real estate transactions that are related to the Allianz Global Investors’ business activities must be disclosed to Compliance.

Employees are not permitted to work for third parties in a private capacity on matters that fall within the scope of Allianz Global Investors’ business, even in if the individual concerned believes that he is acting in the interests of Allianz Global Investors and its clients.

Essays, presentations and other publications in any kind of media which are related either directly or indirectly to the Allianz Global Investors’ business activities require the prior approval of the Employee’s line manager. This regulation shall not affect the Employee’s general obligation to confidentiality.

3. Honorary Posts

Employees must inform their line manager / supervisor, as well as the Human Resources Department and Compliance immediately if they take up any public honorary posts. The Employee may attend to matters relating to public honorary posts to no more than a reasonable extent during his or her normal working hours. The Human Resources department above must be notified without delay of (i) any inability to attend work, together with its expected duration, which might result from the employee’s duties in respect of a public honorary post, as well as of (ii) the decision by the Employee to relinquish his or responsibilities in respect of the public honorary post in question.

Chapter IV: Our Workplace

Our work environment is of utmost importance for all of us. We treat our colleagues fairly and respectfully and collaborate with them based on trust and mutual respect.

1. Diversity

Allianz Global Investors Europe is committed to maintaining an environment where Employees are valued, respected and able to realise their full potential. Allianz Global Investors Europe provides equal employment and advancement opportunities for all individuals regardless of race, gender, national origin, age, disability, sexual orientation or religion. We are committed to developing and sustaining a diverse workplace.

Harassment and discrimination of any form has no place in our workplace. All forms of harassment and discrimination are serious issues that undermine our morale. Consequently, we make every effort to ensure that nobody within Allianz Global Investors Europe is sexually harassed or discriminated against on the basis of race, religion, nationality, gender, origins, political or trade union activities or convictions, or sexual orientation. Such behaviour is unacceptable and will not be tolerated.

2. Use of Company Resources

Resources used at our premises, including materials, equipment, and facilities, are the property of Allianz Global Investors Europe.

Resources may not be modified, sold, loaned, or given away, regardless of condition or value, without proper authorization. The unauthorized removal of materials, equipment, or supplies from our facilities may be regarded as theft.

Each Employee has an obligation to productively use the time paid for by Allianz Global Investors Europe. Work hours should be devoted to activities directly related to our business or to activities properly authorized by the respective supervisor.

Company documents, work process and software owned by a third party must not be illegally copied, distributed or rented out. Third party software may only be used subject to receipt or an appropriate license or similar agreement.

Allianz Global Investors Europe provides electronic communication services, including phones, fax machines, e-mail and the internet, for the conduct of its business, the performance of work-related duties, professional training, and education. Personal use of resources such as phones, computers, software, copy machines, telecommunications resources, mail services stationary, internet etc. is not permitted. Additionally, employees will not

Display, store, distribute, edit, or record sexually explicit materials using computing and communication systems.

Use computing or communication systems to infringe copyrights or to download and/or distribute pirated software or data.

Deliberately propagate viruses throughout computing or communication systems.

Use computing or communication systems to perpetrate or assist in any fraudulent or dishonest activity.

Use computing or communication systems to distribute defamatory or discriminatory statements, or otherwise inflict harm on fellow employees or third parties.

3. Donation and Sponsorship

Corporate Citizenship is part of our business culture at Allianz Global Investors Europe. In order to live up to this self-conception, we provide – amongst other things – financial support for cultural and charitable organizations and events.

The Donation and Political Contributions Policy attached as Module 5 to this Code of Ethics specifies the applicable procedures to be observed by all Employees regarding donations and sponsorships.

Chapter V: Communications

The objectives of all communications activities are to enhance and protect the image of Allianz Global Investors as well as the Allianz Group. Allianz Global Investors Europe strives to portray an accurate, credible and appropriate image of its businesses to Employees, customers, business partners and the public in general and to be consistent in terms of core messages and style worldwide. Therefore, this section covers all medium of communication (e.g. e-mail, facsimiles, letters and telephone). Regardless of the method of communication, the authorization, content, and distribution procedures set forth herein must be followed.

1. Communication with the Media

Communication with the media should be only made with the prior authorization of the Communications Department. All internal and external communication is based on the “Communication Standards and Guidelines”, the “Code of Conduct” of the Allianz Group, as well as on the “Internal Communications Policy of Allianz Global Investors”. Inquiries from journalists or individuals who are researching articles for print or electronic media have to be channelled via the Communications Department. All contact with the media that could result in coverage should occur in the presence of a communications professional.

2. Communications with Regulatory Authorities or Investigatory Bodies

Generally, all communications with regulatory authorities and investigatory bodies is the responsibility of Legal and Compliance. If you receive a request for information from any regulator, investigator or external auditor please inform your line manager and contact Legal and Compliance promptly.

3. Inspections

In the event that the regulatory authorities or investigatory bodies have ordered an inspection on the premises of Allianz Global Investors Europe, Legal and Compliance must be informed immediately, irrespective of whether the investigation is focused on Employees, clients or (a specific department of) Allianz Global Investors Europe. Legal and Compliance serve as the sole and central point within Allianz Global Investors Europe for the coordination of any inspection.

In particular, Legal Department and Compliance will use best endeavours to ensure that Employees:

make themselves readily available to the regulatory authority’s inspection team;

on receipt of a proper request by the regulatory authority, produce to its inspection team any documents, files, records in their possession or control; give the regulatory authority’s inspection team access, at all times, to the relevant premises;

to the extent that they are properly requested by the regulatory authority, permit the latter’s inspection team to copy any documents, files, records in the epartment’s premises or elsewhere at Allianz Global Investors Europe’s expense; and

answer truthfully and fully all questions put to them by the regulatory authority’s inspection team.

4. Comments regarding Allianz

Employees may not make public comments regarding or relating to Allianz or Allianz Global Investors Europe in any way without the prior authorisation from the respective Communications Department. The Communications Department will coordinate the authorisation process with Allianz Group Communications, if necessary. The Communications Department also needs to authorize any other comments or statements that, due to their nature and even though not directly relating to Allianz or Allianz Global Investors Europe, could have an impact on the overall perception or reputation of Allianz or Allianz Global Investors Europe.

Public communication not made in your capacity as an Employee should be clearly identified as being your personal opinion and not necessarily representing the view of the Allianz Global Investors Europe.

5. Social Media

Allianz Global Investors Europe expects its Employees to use good judgement and take care in their communications outside the workplace in social websites to avoid negatively affecting our reputation or of its Employees. Social websites include blogs, social networks and other web-based communications.

The Employee Social Networking Policy attached as Module 6 to this Code of Ethics outlines the respective procedures to be observed by all Employees.

Chapter VI: Registration and Licensing

All employees are obliged to adhere to the registration and licensing regulations of the respective supervisory authorities and stock exchanges before performing financial services or ancillary financial services at home or abroad, including trading.

Individual registration or licensing may be required for the following activities (which serve merely as an example):

Participation in securities trading, stock exchange trading or trading on an electronic exchange or off-exchange system;

Investment or client advisory services;

Portfolio management;

Publication of research.

In some countries, registration or licensing is only required if financial services or ancillary financial services are performed within the country itself; in other countries, registration or licensing is required even if financial services or ancillary financial services are performed from abroad.

Please contact Legal and Compliance if you are in any doubt as to whether and to what extent registration or authorisation is required.

Chapter VII: Whistleblowing

We are committed to ensuring that the statutory regulations and the rules and standards of conduct set out in this Code are followed. Any violation of these statutory and internal provisions could have serious legal consequences for us, or fundamentally jeopardise the reputation of Allianz Global Investors Europe, as well as the Allianz Group as a whole.

Therefore, Employees are strongly encouraged to inform the company of violations of regulations or wrong doing within the company “whistleblowing”) as this will ensure that risks are detected at an early stage and that appropriate measures can be taken.

Employees who witness illegal actions, violations of regulations or other transgressions should approach their direct superior in the first instance in order to discuss how to proceed. Compliance can also be involved in this discussion as a neutral party.

Reports can also be made directly to Compliance. In order to facilitate whistleblowing reports Employees may use an intranet-based application that guarantees the anonymity of the whistleblower unless the name is mentioned in the communication itself. However, in case Employees decide to submit a whistleblowing report and disclose their identity, Compliance will keep their identity confidential.

Allianz Global Investors Europe strictly prohibits retaliation against anyone who reports in good faith a possible violation of this Code, any other internal guideline or external regulations no matter whom the report involves. Compliance must be notified immediately in the event that an instance of whistleblowing results in a conflict that has negative professional consequences for any of the parties involved.

Compliance will always treat matters of this nature in a confidential and sensitive manner. All whistleblowing reports will be handled by the Whistleblowing Committee, which consist of representatives of Compliance, HR and the senior management.

Chapter VIII: Training, Certification of Compliance & Supervision of the Code of Ethics

Compliance provides training regarding the obligations set forth in this Code to all employees at least on an annual basis either in person or via an online-based tool. New hires will be trained within the first three months after joining the company in a face-to-face training session. Participation in the training is mandatory for all Employees. Records of attendance are kept.

All Employees must submit the Certification of

Compliance on an annual basis. This serves to confirm that they have acknowledged and adhered to the Compliance rules and guidelines relating to the past year.

Compliance oversees compliance with this Code. Consequently, violations of this Code will be reviewed by Compliance. Employees who violated the Code may face disciplinary, supervisory, civil or criminal sanctions.

Allianz Global Investors Europe shall hold all information in connection with reviews under, and violations of, this Code strictly confidential, to the extent permitted by law. However, compliance with this Code and violations of it will be disclosed to the management of Allianz Global

Investors Europe.

To ensure that the Code remains current, Compliance shall review and revise it as appropriate.

Account Disclosure Form

Employee Data

Name (first name; surname)	Company / Location

Department	Personnel Number

Account Data

☐ I do not maintain any account for the purpose of personal account dealings. Should these circumstances change, I will promptly notify Compliance.

☐ I maintain the following account(s) for the purpose of personal account dealings which are subject to pre-clearance and disclosure requirements pursuant to Chapter III.1. of the Code of Ethics (please use additional sheets if necessary):

Account holder:

Account number:

Name of bank and branch:

Proxies

☐ I do not have a proxy which is subject to the disclosure requirements set out in Chapter III.1. of the Code of Ethics. Should these circumstances change, I will promptly notify Compliance.

☐ I have a proxy in relation to the following account(s) (please use additional sheets if necessary):

Account holder:

Account number:

Name of bank and branch:

Transaction Statements

☐ I have arranged for AllianzGI Europe’s Compliance epartment to receive duplicate transaction statements for the above mentioned account(s) directly from the bank(s) at which the account(s) is/are maintained to the following address:

Allianz Global Investors Europe GmbH, Compliance, Bockenheimer Landstr. 42-44, D-60323 Frankfurt/Main, Germany.

☐ As the bank(s) maintaining my account(s) cannot automatically provide duplicate transaction statements, I agree to provide AllianzGI Europe’s Compliance epartment with such statements. I will also provide AllianzGI Europe’s Compliance

Department with a summary, issued by the bank(s) maintaining my account s), of the previous year’s transactions in relation to this/these account(s) (within one month following receipt from the bank(s)).

I certify that the above statements are complete and correct and I will promptly notify Compliance about any changes.

Signature	Date

Country-specific Information

Addendum A – Italy

I. PERMITTED BUSINESS AND APPROVED PERSONS

I.1. Permitted Business

Allianz Global Investors Europe GmbH has established a branch in Italy, which operates under the corporate name of Allianz Global Investors Europe GmbH, Sede Secondaria e Succursale di Milano the ‘Italian Branch’). For the conduct of its activities, the Italian branch is subject to the supervision of the Bank of Italy.

The Italian Branch has its registered office at Via Durini 1, 20122 Milan, Itlay.

The Italian Branch is included in the list attached to the Register of SGRs according to art. 35 of Lgs. D. 58/98, held by Bank of Italy, and is authorised to carry out the following activities:

•	Management and distribution of UCITS;

•	Portfolio management;

•	Investment advisory

I.2. Approved Persons

Alberto D’Avenia is the Head of the Italian Branch and his appointment is duly notified to the CONSOB.

II. SALES AND MARKETING MATERIAL / UNAUTHORIZED INVESTMENT FUNDS (CHAPTER I.6.)

Articles 27, 28 and 34 of CONSOB Regulation 16190/2007 (Regolamento recante norme di attuazione del decreto legislativo 24 febbraio 1998, n. 58 in materia di intermediari, 29.10.2007), Article 34-octies 29 of CONSOB Regulation 11971/1999 (Regolamento recante norme di attuazione del decreto legislative 24 febbraio 1998, n.58 in materia di emittenti, 14.05.1999) and Article 29 of the Bank of Italy/CONSOB Regulation of 29.10.2007 (Regolamento della Banca d’Italia e della CONSOB in materia di organizzazione e procedure degli intermediari che prestano servizi di investimento o di gestione collettiva del risparmio, 29.10.2007) incorporate the conduct of business rules applicable to the Italian Branch in connection with promotional materials which are issued from Italy or which may be received in Italy.

No private placement exemption exists in Italy with respect to unregulated investment funds. No active distribution of promotional materials whatsoever is thus permitted for any fund which is not registered for distribution in Italy. Unregistered funds cannot be marketed, offered or promoted to prospective investors residing in Italy, although unsolicited and autonomous investment decisions by such investors are permitted.

Supplement to the Account Disclosure Form

INFORMATION NOTICE PURSUANT TO ARTICLE 13 OF LEGISLATIVE DECREE N. 196 OF 30 JUNE 2003

i.	The employee and account data you have provided in the Account Disclosure Form will be treated in compliance with the provisions set forth in Legislative Decree n. 196 of 30 June 2003 (Codice in materia di protezione dei dati personali).

ii.	AllianzGI Europe will, pursuant to Article 13 of the above mentioned Legislative Decree, collect and process your employee and account data only for the purposes of monitoring personal account dealings in accordance with the relevant rules and regulations.

iii.	Subject to the foregoing, your employee and account data may be disclosed to members of the Management Board of AllianzGI Europe and of the Compliance Department (as well as your line manager / supervisor, Audit or members of the Human Resources Department, if felt necessary, in which case you will be duly informed).

iv.	Your employee and account data will be registered in a database maintained in both paper and electronic form, and will be processed both manually and automatically, in accordance with security measures aimed at avoiding any possible unauthorized access to such data, or its loss or destruction (even if by accident), or its unlawful processing.

v.	Pursuant to Article 7 of the above mentioned Legislative Decree you are entitled to exercise some access rights such as: (i) to obtain, at any time, confirmation as to whether any employee and account data regarding yourself is registered in the database maintained by AllianzGI Europe; (ii) to obtain information concerning the nature and source of your employee and account data, the purpose of the processing, and the methodology used for such processing, as well as the identity of the employee(s) in charge of the processing; (iii) to obtain the amendment, the updating, or the suppression or anonymization of your employee and account data, in particular if it has been processed for other purposes than the monitoring of personal account dealings.

You can exercise the above mentioned access rights writing to Allianz Global Investors Europe GmbH, Italian branch, Via Durini 1, 20122 Milano. I confirm that I have read and understood the above information notice.

Finally, in relation to point (i) for individuals closely connected with the undersigned (as defined in Cap.III.1.a - Extension of the definition of personal transactions), and (ii) for individuals who are the owners of the accounts with respect to which I have a proxy, I confirm that I have requested and obtained the prior consent of such individuals for the purpose of dissemination of the data on the person and account to Allianz Global Investors Europe, except that, to the extent permitted under Italian law, the provisions of this Notice shall also apply to such individuals.

This information is therefore also directed toward the individuals closely connected with the employee and to the individuals who are the owners of the accounts with respect to which the employee has a proxy, to which therefore it is delivered, expressing below the consent or not to the processing of data.

Consequently, I/ we agree, each within its respective jurisdiction, to the data processing of the employee and of the accounts of the undersigned - as well as those of the individuals closely connected with the employee, and those of the individuals who are or holders of the accounts with respect to which the employee has a proxy in accordance with the provisions of the Legislative Decree and with the information contained in this communication.

• Signature of the employee	Date

Name and surname

• Signature of the individuals that are closely connected with the employee, as well as of the individuals who are the owners of the accounts with respect to which the employee has a proxy	Date

Name and surname

Addendum B – Netherlands

PERMITTED BUSINESS AND APPROVED PERSONS

1. Permitted Business

Allianz Global Investors Europe has established a branch in the Netherlands, which operates under the corporate name of Allianz Global Investors Europe GmbH, Netherlands Branch the “Netherlands Branch”). For the conduct of its activities, the Netherlands Branch is subject to the supervision of the Autoriteit Financiële Markten (AFM).

The Netherlands Branch has its registered office at Coolsingel 139, 3012 AG Rotterdam.

The Netherlands branch is listed on the AFM’s Register of EU investment firms, and is authorised to carry out the following investment services in the Netherlands:

•	Distribution of investment fund units in accordance with Art. 6 paragraph 2 sentence 2 in conjunction with Annex II indent 3 of the UCITS Directive);

•	Custom-tailored portfolio management (in accordance with Art. 6 paragraph 3 a) of the UCITS Directive); and

•	Investment advisory services (in accordance with Art. 6 paragraph 3 b) i) of the UCITS Directive)

2. Approved Persons

Robert Koopdonk is Head of the Netherlands Branch, and his appointment has been duly notified to the AFM.

Addendum C – Spain

I. PERMITTED BUSINESS AND APPROVED PERSONS

I.1. Permitted Business

Allianz Global Investors Europe has established a branch in Spain, which operates under the corporate name of Allianz Global Investors Europe GmbH, Sucursal en España the ‘Spanish Branch’). For the conduct of its activities, the Spanish branch is subject to the supervision of the Comisión Nacional del Mercado de Valores (CNMV).

The Spanish Branch has its registered office at Calle Ramírez de Arellano 35, 4ª planta, 28043 Madrid.

The Spanish Branch is listed on the CNMV’s Register of EU investment firms, and is authorized to carry out the following investment services in Spain:

•	Distribution of investment fund units in accordance with Art. 6 paragraph 2 sentence 2 in conjunction with Annex II indent 3 of the UCITS Directive);

•	Custom-tailored portfolio management (in accordance with Art. 6 paragraph 3 a) of the UCITS Directive); and

•	Investment advisory services (in accordance with Art. 6 paragraph 3 b) i) of the UCITS Directive)

I.2 Approved persons

José María Concejo Díez is the General Manager of the Spanish branch, and his appointment has been duly notified to the CNMV.

II. INSIDE INFORMATION/INSIDER TRADING (CHAPTER II. 2.)

In complying with the rules set out above in Chapter II. 2., the employees of the Spanish branch must be aware that, according to the Spanish law:

a)	Inside Information will mean all information of a precise nature which has not been made public, relating, directly or indirectly, to one or more financial instruments, within the scope of the Spanish Securities Markets Act (Ley 24/1988, de 28 de julio, del Mercado de Valores), or to one or more issuers of such financial instruments and which, if it were made public, would be likely to have a significant effect on the prices of those financial instruments in a regulated market or multilateral trading facility.

The provisions of the preceding paragraph will also apply to financial instruments with regard to which a request has been made for admission to trading on a regulated market or multilateral trading facility.

In relation to futures or options on commodities, Inside Information will mean information of a precise nature which has not been made public, relating directly or indirectly, to one or more such futures or options and which users of markets on which such futures or options are traded would expect to receive in accordance with accepted market practices in those markets.

b)	All employees who possess Inside Information must refrain from performing any of the following activities, directly or indirectly, for their own account or for third parties:

•	Preparing to carry out, or carrying out, any type of transaction regarding the financial instruments defined above and to which the information refers, or regarding any other financial instrument, regardless of whether it is traded on a secondary market, whose underlying is the financial instrument to which the information refers.

•	Preparing or carrying out transactions conducted with a view to discharging an obligation that results from an agreement concluded before the employer possessed insider information, is not subject to the prohibition laid down in the previous paragraph.

•	Disclosing Insider Information to any other person unless such disclosure is made in the normal course of the exercise of their professional duties.

•	Recommending to, or inducing, another person, on the basis of insider information, to carry out any type of transaction regarding financial instruments to which that information relates.

The aforementioned prohibitions will apply to any person who possesses Insider Information when that person knows, or ought to have known, that the information possessed is insider information.

c)	Additionally, employees must refrain from preparing or engaging in practices that distort price discovery. Such practices will be understood to include:

•	Transactions:

•	Which give, or are likely to give, false or misleading signals as to the supply of, or demand for, a price in respect of financial instruments, or

•	Which secure, by means of a person or persons acting in collaboration, the price of one or several financial instruments at an abnormal or artificial level, unless the person who entered into the transactions establishes that their reasons for doing so are legitimate and that these transactions conform to accepted market practices on the regulated market or multilateral trading facility concerned.

•	Transactions which employ fictitious devices or any other form of deception or contrivance.

•	Dissemination of information through public media, including the Internet, or by any other means, which gives, or is likely to give, false or misleading signals as to financial instruments, including the dissemination of rumours and false or misleading news, where the person who made the dissemination knew, or ought to have known, that the information was false or misleading.

Supplement to the Account Disclosure Form

INFORMATION NOTICE PURSUANT TO ARTICLE 5 OF THE SPANISH ORGANIC LAW 15/1999 ON DATA PROTECTION

vi.	The employee and account data you have provided in the Account Disclosure Form will be treated in compliance with the provisions set forth by the Spanish Organic Law 15/1999 (Ley Orgánica 15/1999, de Protección de Datos de Carácter Personal).

vii.	AllianzGI Europe will, pursuant to Article 5 of the above mentioned Organic Law, collect and process your employee and account data only for the purposes of monitoring personal account dealings in accordance with the relevant rules and regulations.

viii.	Subject to the foregoing, your employee and account data may be disclosed to members of the Management Board of AllianzGI Europe and of the Compliance Department (as well as your line manager / supervisor, Audit or members of the Human Resources Department, if felt necessary, in which case you will be duly informed). In addition, your employee and account data may also be disclosed to members of staff of KPMG AG Wirtschaftsprüfungsgesellschaft in the course of the review of the business activities of AllianzGI Europe which they conduct on a yearly basis with a view to ascertaining compliance with the provisions of the German Securities Trading Act (Wertpapierhandelsgesetzes (WpHG), 9.9.1998 (as amended subsequently)).

ix.	Your employee and account data will be registered in a database maintained in both paper and electronic form, and will be processed both manually and automatically, in accordance with security measures aimed at avoiding any possible unauthorized access to such data, or its loss or destruction (even if by accident), or its unlawful processing.

x.	Pursuant to Article 5 of the above mentioned Organic Law, you are entitled to exercise some access rights such as: (i) to obtain, at any time, confirmation as to whether any employee and account data regarding yourself is registered in the database maintained by AllianzGI Europe; (ii) to obtain information concerning the nature and source of your employee and account data, the purpose of the processing, and the methodology used for such processing, as well as the identity of the employee(s) in charge of the processing; (iii) to obtain the amendment, the updating, or the suppression or anonymization of your employee and account data, in particular if it has been processed for other purposes than the monitoring of personal account dealings.

You can exercise the above mentioned access rights writing to Allianz Global Investors Europe GmbH, Sucursal en España, Paseo de la Castellana 95, Torre Europa Building, Planta 16, E-28046 Madrid.

I confirm that I have read and understood the above information notice.

I further confirm that I am aware that refusing to provide employee and account data, or to authorize its processing, will prevent AllianzGI Europe to monitor personal account dealings, and may therefore constitute grounds for disciplinary action.

Consequently, I hereby give my consent for the processing of my employee and account data according to the provisions of the Handbook and the above information notice.

Signature	Date

Name (first name; surname)

Addendum D – Switzerland

PERMITTED BUSINESS AND APPROVED PERSONS

1. Permitted Business

Allianz Global Investors Europe GmbH has established a branch in Switzerland, which operates under the corporate name of Allianz Global Investors Europe GmbH, Frankfurt am Main, Zweigniederlassung Zürich (the ‘Swiss Branch’). For the conduct of its investment fund distribution activities, the Swiss Branch is subject to the supervision of the Swiss Financial Market Supervisory Authority (FINMA), and has to comply with the self-regulatory provisions of the Swiss Funds Association.

The Swiss Branch has its registered office at Gottfried-Keller-Straße 5, CH-8001 Zurich.

The Swiss Branch is listed on the FINMA’s List of authorized distributors of collective investment schemes, and is authorised to carry out the following investment services:

•	public distribution of collective investment schemes in or from Switzerland.

2. Approved Persons

Marcel Salzmann is the Head of the Swiss branch, and his appointment has been duly notified to the FINMA.

Supplement to the Account Disclosure Form

INFORMATION NOTICE PURSUANT TO ARTICLES 6, 7A AND 12 OF THE SWISS FEDERAL ACT OF 19.6.1992 ON DATA PROTECTION AND ARTICLE 328B OF THE CODE OF OBLIGATIONS OF 30.3.1911

i.	The employee and account data you have provided in the Account Disclosure Form will be treated in compliance with the provisions set forth by the Swiss Federal Act of 19.6.1992 (Bundesgesetz über den Datenschutz) and article 328b of the Code of Obligations of 30.3.1911 (Obligationenrecht).

xi.	AllianzGI Europe will, pursuant to Articles 6, 7a and 12 of the above mentioned Act, collect and process your employee and account data only for the purposes of monitoring personal account dealings in accordance with the relevant rules and regulations.

xii.	Subject to the foregoing, your employee and account data may be disclosed to members of the Management Board of AllianzGI Europe and of the Compliance Department (as well as your line manager or supervisor, Audit or members of the Human Resources Department, if felt necessary, in which case you will be duly informed). In addition, your employee and account data may also be disclosed to members of staff of KPMG AG Wirtschaftsprüfungsgesellschaft in the course of the review of the business activities of AllianzGI Europe which they conduct on a yearly basis with a view to ascertaining compliance with the provisions of the German Securities Trading Act (Wertpapierhandelsgesetzes (WpHG), (as amended subsequently)).

xiii.	Your employee and account data will be registered in a database maintained in both paper and electronic form, and will be processed both manually and automatically, in accordance with security measures aimed at avoiding any possible unauthorized access to such data, or its loss or destruction (even if by accident), or its unlawful processing.

xiv.	Pursuant to Articles 8 and 15 of the above mentioned Act, you are entitled to exercise some access rights such as: (i) to obtain, at any time, confirmation as to whether any employee and account data regarding yourself is registered in the database maintained by AllianzGI Europe; (ii) to obtain information concerning the nature and source of your employee and account data, the purpose of the processing, and the methodology used for such processing, as well as the identity of the employee(s) in charge of the processing; (iii) to obtain the amendment, the updating, or the suppression or anonymization of your employee and account data, in particular if it has been processed for other purposes than the monitoring of personal account dealings.

I confirm that I have read and understood the above information notice.

I further confirm that I am aware that refusing to provide employee and account data, or to authorize its processing, will prevent AllianzGI Europe to monitor personal account dealings, and may therefore constitute grounds for disciplinary action.

Consequently, I hereby give my consent for the processing of my employee and account data according to the provisions of the Handbook and the above information notice.

Signature	Date

Name (first name; surname)

Addendum E – United Kingdom

I. PERMITTED BUSINESS AND APPROVED PERSONS

I.1. Permitted Business

Allianz Global Investors Europe GmbH has established a branch in the United Kingdom, which operates under the corporate name of Allianz Global Investors Europe GmbH, UK Branch the ‘United Kingdom Branch’). For the conduct of its activities, the United Kingdom branch is subject to the supervision of the Financial Conduct Authority (FCA).

The United Kingdom Branch has its registered office at 199 Bishopsgate, London EC2M 3TY.

The United Kingdom Branch is listed on the FCA’s Register of EU financial services firms and is authorized to carry out the following investment services in the UK:

•	Distribution of investment fund units in accordance with Art. 6 paragraph 2 sentence 2 in conjunction with Annex II indent 3 of the UCITS Directive);

•	Custom-tailored portfolio management (in accordance with Art. 6 paragraph 3 a) of the UCITS Directive); and

•	Investment advisory services (in accordance with Art. 6 paragraph 3 b) i) of the UCITS Directive)

I.2. Branch manager

Nick Smith is Head of the United Kingdom Branch, and his appointment has been duly notified to the FCA.

II. Intentionally left blank

III. Principles of the Financial Conduct Authority

The FCA has 11 Principles for Businesses which set out the fundamental obligations of all firms under the regulatory system and 7 Statements of Principle which an Approved Person must observe when carrying out Accountable Function(s). All FCA Rules relate to one or more of these Principles, which should be borne in mind at all times.

The FCA’s 11 Principles for Business are listed below:

FCA’s 11 Principles for Businesses

1 Integrity	A firm must conduct its business with integrity.

2 Skill, care and diligence	A firm must conduct its business with due skill, care and diligence.

3 Management and Control	A firm must take reasonable care to organise and control its affairs responsibly and effectively, with adequate risk management systems.

4 Financial Prudence	A firm must maintain adequate financial resources.

5 Market conduct	A firm must observe proper standards of market conduct.

6 Customers’ interests	A firm must pay due regard to the interests of its customers and treat them fairly.

7 Communications with clients	A firm must pay due regard to the information needs of its clients, and communicate information to them in a way which is clear, fair and not misleading.

8 Conflicts of interest	A firm must manage conflicts of interest fairly, both between itself and its customers and between a customer and another client.

9 Customers: relationships of trust	A firm must take reasonable care to ensure the suitability of its advice and discretionary decisions for any customer who is entitled to rely upon its judgement.

10 Clients’ assets	A firm must arrange adequate protection for clients’ assets when it is responsible for them.

11 Relations with regulators	A firm must deal with its regulators in an open and co-operative way, and must disclose to the FCA appropriately anything relating to the firm of which the FCA would reasonably expect notice.

IV. PERSONAL ACCOUNT DEALINGS (CHAPTER III. 1. of the Code of Ethics)

By derogation from and in addition to the relevant provisions under Chapter III. 1., the following applies in respect of all personal account dealings executed by employees of AllianzGI UK:

IV.1. Investments and transactions to which the Code apply:

IV.1.1. Investments for the purposes of this Code of Ethics are defined by the Financial Conduct Authority as:

•	shares and stock in the share capital of a company, including investment trust companies;

•	debentures including debenture stock, loan stock, bonds, CDs and any other instrument creating or acknowledging a present or future indebtedness;

•	government and public securities (e.g. issued by states or municipalities);

•	warrants or other instruments entitling the holder to subscribe for any investment;

•	certificates representing securities (e.g. ADRs, GDRs);

•	units in collective investment schemes, e.g. OEICs, Unit Trusts;

•	futures and options;

•	contracts for differences (including dealing with, for example, City Index, spread betting);

•	contracts of insurance;

•	participation in Lloyds syndicates;

•	deposits;

•	loans secured on land;

•	any rights to or investments in any of the above.

The pre-clearance requirements of the Code of Ethics do not apply to Exempted Securities as listed in IV.1.2.

IV.1.2. Exempted Securities:

•	Subject to checking with Compliance that a security has not been restricted for personal account dealing purposes, de-minimis transactions in certain highly liquid securities are not required to be pre-cleared. Any de- minimis transaction that you enter into would not be subject to the “blackout period,” described in IV.2.6. For this purpose, a de-minimis transaction is defined as follows:

5000 or fewer shares (or equivalent) of any stock that is included in any of the following stock indices:

•	Top 250 companies of the S&P 500 Stock Index

•	The FTSE Global 100 Index

•	The Hang Seng Index

•	The FTSE 100 Index

•	The list of securities that are eligible for this exemption from pre-clearance and the applicable “blackout period” are included on the Compliance Intranet Site. This list is updated on a quarterly basis. Only those securities included on the list and not on the Restricted List will be exempt from the Code’s pre-clearance and “blackout period” requirements. It is your responsibility to check that the security is not on the Restricted List.

•	A discretionary transaction exercised on behalf of the Employee if there is no prior communication with the Employee and the discretion is not exercised by AllianzGI UK;

•	Participation in an Allianz Employee Share Incentive Plan is exempt from the pre-clearance requirement above.

•	However, permission to deal will be required for any sales of shares acquired through the Plan.

•	Debt instruments issued by a banking institution, such as bankers’ acceptances and bank certificates of deposit;

•	Commercial paper and other high quality short-term debt instruments;

•	UK and foreign currency;

•	contracts of insurance;

•	Participation in Lloyds syndicates;

•	Deposits;

•	Loans secured on land; and

•	spread betting on sporting events

With the exception of UK and foreign currency and spread betting on sporting events, you must report all exempted securities transactions on your quarterly transaction report and/or annual personal holdings report contract notes and statements are required for all exempted securities apart from UK and foreign currency, contracts of insurance, participation in Lloyds syndicates, deposits, loans secured on land and spread betting on sporting events.

Transactions not meeting the requirements for “Exempted Securities” must be pre-cleared in accordance with the requirements of the Code of Ethics.

IV.2. Personal trading Code

IV.2.1 General

Employees may choose to select to use any broker. Employees will be required to ensure that their broker will provide copies of contract notes direct to Compliance.

IV.2.2 Reporting Personal Securities Transactions

The Code of Ethics requires four types of reports concerning personal securities transactions. They are:

•	Electronic Pre-clearance forms through the Personal Account Dealing System (Actimize);

•	Duplicate brokerage confirmations and statements;

•	Quarterly and/or reports of transactions; and

•	Reports of personal holdings.

The PA Dealing System Employee Trade Manager (ETM) is the electronic request and authorisation system for personal account trading. The link to the website is available on the intranet. The ETM will make is possible for employees to submit personal trade requests that are either evaluated automatically by the system or will be routed to Compliance to approve the trade and therefore replaces the paper request system. A Trade request will be automatically rejected if the trade does not comply with Compliance requirements or will be automatically approved should the security be on the de-minimis (and not on the restricted) list or will be sent to compliance for review. The Employee will then receive a confirmation by email from Compliance that they trade.

Each Employee must instruct each broker with whom he/she maintains an account to send directly to Compliance a duplicate copy of all transaction confirmations.

Each Employee, who manages money or is a research analyst, must file a quarterly securities transaction report with Compliance Department, within 30 days after each quarter end. The quarterly reporting process enables Allianz Global Investors to double-check that all personal securities transactions have been appropriately pre-cleared and reported.

A list of all individuals who manage, advise or administer US Funds or Funds with a US element will be compiled and maintained by Compliance. Compliance will notify you should you fall within the scope of this requirement.

An Access Person is an officer, director or other Employee who, as part of his/her regular duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a registered investment company (U.S. Mutual Fund) or Fund with a US element, or whose functions relate to the making of any recommendations with respect to such purchase or sales. Please be aware that quarterly returns for Access Persons will be copied to other associated companies, as required under regulations pertaining to any fund or portfolio whose investment management is delegated to Allianz Global Investors Europe GmbH.

All Employees are required to submit to Compliance a list of all securities holdings in which they have a beneficial interest. All information requested must be provided by the Employee. This list must be provided no later than 10 days after the commencement of employment, and must be updated at least annually and no later than 45 days after the period for which it applies.

All Employees must maintain a list of all securities holdings in which they have a beneficial interest, as well as an indication of the range of the market value of each holding, the ISIN, SEDOL or other security identifier if available and the broker or location where each security is held. This must be made available for inspection by Compliance should they require you to do so but must be submitted annually.

Please be aware that reports of personal holdings may be reviewed by Compliance and may be disclosed, when deemed necessary or appropriate, to members of the appropriate Portfolio Management Team, to appropriate Allianz Global Investors management including associated companies where required under UK or other regulations, to Allianz Global Investors’ legal representatives, internal audit and/or representatives of the Financial Conduct Authority.

IV.2.3. Permission Required for Dealing

An Employee may not buy or sell any investment without having first obtained specific permission by submitting the request on the Personal Account Trading System or by receiving confirmation from the Compliance Department if the trade request has to be sent to compliance for review.

The Compliance Department are responsible for updating ensuring that the embargoed list and that there are no orders on for that security and the security has not been traded during a black out period prior to approval – should the trade request be sent to compliance for review.

Employees are responsible for ensuring there is no intention to trade the security in the near future and is not the subject of research recommendation or current discussion which could lead to a recommendation or a change or withdrawal of an existing recommendation within 7 days of approval.

After the employee has received electronic confirmation from either the Personal Account Trading System or from Compliance, the transaction may be effected. Transaction orders must be placed on the business day permission to deal is granted. Please note: Approval is for 1 day only.

Any amounts traded (no of shares or consideration) in excess of amounts approved (including where pre-approval was not obtained) will result in the excess having to be reversed at the expense of the Employee.

The Employee will also be required to bear any loss that may arise and forgo any profit realised as a result of the reversal.

IV.2.4. The Prohibition on Insider Dealing

An Employee must not deal in an investment at any time when he/she knows, or would reasonably be expected to know, that this would contravene the insider dealing provisions contained in Part V of the Criminal Justice Act 1993.

A Restricted List of securities is kept in Compliance where Allianz Global Investors are insiders. Securities held on the list which are subject to personal account dealing restriction cannot be dealt in by an Employee under any circumstances until the restriction is lifted.

IV.2.5. Conflict of Interest

An Employee must not knowingly deal in any investment with a client, as principal, whose portfolio is managed by AllianzGI UK.

An Employee must not deal if to do so would involve him/her in a conflict between his/her own interest and that of any client or his/her duty to any client.

Where a portfolio manager intends to deal in an investment which could be dealt in on behalf of one or more of his/her clients, he/she is required to provide a written explanation as to why he/she is not dealing at the same time for clients.

If the explanation provided above, for not dealing on behalf of clients at the same time as personally, is not considered satisfactory by Compliance, Compliance may require the transaction to be unwound at the individual’s expense.

IV.2.6. Blackout periods

Potential conflicts of interest are of particular concern when an Employee buys or sells a security at or near the same time as Allianz Global Investors buys or sells that security for clients.

In order to reduce the potential for conflicts of interest and potential appearance of impropriety that can arise in such situations, the Code of Ethics prohibits Employees from trading during a certain period before and after Allianz Global Investors enters trades on behalf of Allianz Global Investors clients.

The applicable blackout period will vary depending on whether or not you are a portfolio manager/research analyst.

•	You are not a portfolio manager/research analyst

The blackout period is the same day on which the trade is conducted, or on which an order is pending, for an Allianz Global Investors client. Therefore, as an example, if Allianz Global Investors is purchasing a particular security on behalf of its clients on Monday, Tuesday and Wednesday, you may not trade in that security until Thursday.

•	If you are a portfolio manager/research analyst

The blackout period is seven days before and seven days after any trade by a portfolio you serve as investment manager or one day either side for portfolios you do not manage. Analysts are blacked out seven days before and seven days after the date on which a recommendation was published. As an example, if a portfolio purchases a particular security on Day 8, all portfolio managers would be precluded from trading that security for their own accounts from Day 7 through Day 9.

Except for exempted securities if a previously executed Employee trade (whether or not pre-approved) falls within the applicable blackout period, the Employee must reverse the trade either by cancelling the trade or engaging in an offsetting transaction. The Employee will be required to bear any loss that may arise and forgo any profit whether or not permission was granted for the trade.

IV.2.7. Trading for Investment Purposes only

As a general principle, each Employee’s personal securities transaction should be for investment purposes, and not for the purpose of generating short-term profits, etc.

IV.3. Special Situations

Special rules apply to certain types of transactions under the Code of Ethics. In some cases (such as non-volitional trades), you may engage in these transactions without obtaining pre-clearance. In other cases (such as private placements or public offerings), the rules that apply to these transactions are more stringent than the usual rules. These special types of transactions, and the rules that apply to them, are as follows:

IV.31. Private Placements

Acquisition of securities in a private placement is covered by Allianz Global Investors’ Code of Ethics, and is subject to special pre-clearance rules. Participation in a private placement must be pre-cleared in writing by Compliance.

Employees may not invest in private placements if the opportunity to invest in that private placement could be considered a favour or gift designed to influence that Employee’s judgement in the performance of his or her job duties or as compensation for services rendered to the issuer. In determining whether to grant prior approval for any investment in a private placement, Allianz Global Investors will consider, among other things, whether it would be possible (and appropriate) to reserve that investment opportunity for one or more of Allianz Global Investors’ clients, as well as whether the opportunity to invest in the private placement has been offered to the Employee as a favour or a gift, or as compensation for services rendered.

In addition, investment personnel who have been authorised to acquire securities in a private placement must disclose that investment to their supervisor when they play a part in any subsequent consideration of an investment in any security of that issuer, if they still hold it. In such circumstances, any decision to purchase securities of that issuer should be subject to an independent review by investment personnel with no personal interest in the issuer and with knowledge of the conflict of interest that may be present with respect to other investment personnel.

IV.3.2 Limit Orders

Employees are permitted to use limit orders and stop-loss orders for trading purposes.

Limit orders and stop-loss orders must follow the usual pre-clearance mechanisms for personal securities transactions. In the case of a limit order or a stop-loss order, however, the trading date is the date on which you place the order with your broker, subject to the price instructions that you have given to your broker, even if the trade is ultimately executed on a later date. If the limit order or stop-loss order is not subsequently cancelled or modified but is executed without further instructions on a subsequent date; you do not need to obtain an additional pre-clearance. You should, however, ensure that a contract note is sent by the broker directly to Compliance and report execution of that transaction on the appropriate quarterly personal securities transaction report. In addition, if you change the instructions related to any limit order or stop-loss order (for example, if you change the limit price or the stop-loss price), you must obtain a new pre- clearance.

Pre-clearance for limit orders and stop-loss orders is valid for one month i.e. pre-clearance approved on 29 April expires on

28 May.

Limit orders and stop-loss orders create the potential for Employees to be trading in the same securities, at the same times, as Allianz Global Investors’ clients are trading in such securities. Because of this possibility, it is particularly important to be scrupulous about following the procedures regarding limit orders and stop-loss orders, and to obtain a new pre-clearance whenever you change the broker’s instructions with respect to a limit order or a stop-loss order or renew approval where approval has expired. If you follow the appropriate procedures, and if the date on which you place the order does not fall within the applicable “blackout period” described above, you will not be deemed to have violated the Code of Ethics or required to break your trade if your limit order or stop-loss order is executed on the same day as trades in that security are executed on behalf of Allianz Global Investors’ clients.

IV.3.3. Public Offerings

Public offerings give rise to potential conflicts of interest that are greater than those that are present in other types of personal securities transactions. As a result, subject to obtaining pre-clearance in writing, the following rules apply to public offerings (Please note: this request cannot be done on the Personal Account Trading System and will have to filled out on the PA Dealing paper form and handed to Compliance)

•	Except in exceptional circumstances authorised by Compliance, Employees are prohibited from purchasing equity and equity-related securities in initial public offerings of those securities, whether or not Allianz Global Investors’ client accounts participate in the offering, except as described below. Given the limited nature of investment opportunities in initial public offerings of equity securities, such investment opportunities should be allocated solely to Allianz Global Investors’ clients. Employees may, of course, purchase securities that were the subject of a recent initial public offering after the offering is completed, and then only at the prevailing market prices and subject to the usual pre-clearance procedures.

•	Employees are permitted to purchase equity and equity-related securities in initial public offerings if there are separate offerings to the general public and institutional investors. In these cases the Employee may only participate in the general public offer subject to a limit of £10,000 unless a higher limit has been approved by Compliance.

•	Employees are permitted to purchase equity and equity-related securities in secondary offerings if Allianz Global Investors client accounts do not hold the security, and if no Allianz Global Investors portfolio manager wishes to participate in the offering for client accounts. If Allianz Global Investors client accounts do hold the security, or if an Allianz Global Investors portfolio manager wishes to participate in the offering for client accounts, Employees are not permitted to purchase securities in that offering.

•	If the opportunity to purchase is extended equally to all holders of the company’s securities Employees are permitted to participate. However, Employees are precluded from participating in rights offerings if the amount of securities to be received in that rights offering are contingent upon the extent of participation in the rights offering by other shareholders, and Allianz Global Investors’ client accounts own the securities in question.

•	Employees are permitted to purchase equity and equity-related securities in rights offerings

•	Employees are permitted to purchase debt securities in public offerings, unless Allianz Global Investors client accounts are participating in that offering. Employees cannot participate in any public offering for debt securities if Allianz Global Investors client accounts are participating in that offering. This limitation does not apply to auctions of Gilts. US Treasury Auctions are banned.

If you have any doubt as to whether you may purchase a particular security in a public offering, please check with Compliance in advance.

Any purchase of any security in a public offering, even if permitted under these rules, should be pre-cleared in writing by Compliance, in addition to the normal pre-clearance procedures.

IV.3.4. Non-Volitional Transactions

The pre-clearance requirements of the Code of Ethics do not apply to transactions as to which you do not exercise investment discretion at the time of the transaction. For example, if a security that you own is called by the issuer of that security, you do not need to pre-clear that transaction, and you may deliver that security without pre-clearance. Similarly, if an option that you have written is exercised against you, you may deliver securities pursuant to that option without pre- clearing that transaction. If it is necessary to purchase securities in order to deliver them, though, you must pre-clear that purchase transaction. Likewise, if the rules of an exchange provide for automatic exercise or liquidation of an in-the-money derivative instrument upon expiration, the exercise or liquidation of that position by the exchange does not require pre- clearance.

Employee share option schemes are deemed to be non-volitional where:

(a)	the price is determined by the employer;

(b)	a tranche of securities is set aside for the purpose of the share option scheme and is not available to the general public or the employer’s Clients.

Pre-clearance is required for the disposal of shares acquired through an Employee share option scheme.

Please remember, though, that you must report non-volitional trades on your quarterly personal securities transaction report form.

IV.3.5. Dividend reinvestment plans

The reinvestment of dividends in the same securities through a dividend reinvestment plan is not covered by the Code of Ethics, but only with respect to dividends on stock that you hold in accordance with the requirements of the Code of Ethics. Therefore, you do not need to pre-clear purchases of additional shares with reinvested dividends, but you do need to report such purchases on your quarterly personal securities transaction form.

Please note that many dividend reinvestment plans offer shareholders the opportunity to purchase additional shares (beyond those purchased with dividends received) without commission costs; if you choose to purchase additional shares through such a dividend reinvestment plan any such purchase must be pre-cleared in accordance with Allianz Global Investors’ pre-clearance procedures, and must be included in your quarterly personal securities transaction report.

Also, please remember that the sale of any securities acquired through a dividend reinvestment plan must be pre-cleared in the same manner as the sale of any other securities.

IV.3.6. Stock Dividends

The receipt of a stock dividend with respect to shares that you own are not considered a purchase of securities, and therefore is not covered by the Code of Ethics. You do not need to pre-clear such an acquisition, and you do not need to report that transaction on your quarterly personal securities transaction report (if applicable). Also, please remember that the sale of any securities acquired through a stock dividend must be pre-cleared in the same manner as the sale of any other securities.

IV.3.7. Exercise of Options

The exercise of an option or a right that you hold is not considered a purchase of securities, and therefore is not covered by the Code of Ethics. You do not need to pre-clear the exercise of an option or a right, and you do not need to report that transaction on your quarterly personal securities transaction report. The original acquisition of the option or the right in question may require pre-clearance, and the disposition of any securities acquired through the exercise of an option or a right requires pre-clearance.

IV.3.8. Acquisition of Certain Rights

The acquisition and exercise of rights, including cash offers, that are offered pro rata to all shareholders is not covered by the Code of Ethics. Exercise of oversubscription rights, however, does require pre-clearance. Please contact Compliance if you have any questions about the application of this policy to particular situations.

IV.3.9. Warrants

Warrants are a type of security, usually issued with a bond or preferred stock, that entitles the holder to buy a proportionate amount of ordinary shares at a specified price, usually at a higher than market price at time of issue for a period of time or in perpetuity. Warrants are freely transferable and are traded on the major exchanges.

Warrants issued on a pro rata basis to all participants of an issue are not covered by the Code of Ethics. Purchase or sale of warrants requires pre-clearance in the normal way as does the exercise of warrants.

IV.3.10. Periodic Investment Plans

Purchases that are part of an established periodic investment plan do not need to be pre-cleared, but you must pre-clear your participation in the plan prior to the first purchase. If you would like to participate in a periodic investment plan, please discuss the applicable rules with the Compliance Department. Investments made through a periodic investment plan must be reported on your quarterly personal securities transaction report if applicable.

Permission is only required on the day you give instruction to the investment plan provider. If execution does not take place on the same day because of the way the plan is administered you will not be judged to be in breach of Rule III.2.3.

IV.3.11 Gifts

Gifts of securities fall into two broad categories: (A) gifts of securities made to others; and (B) gifts of securities received.

(a)	Gifts of securities made to others, such as relatives or charities, are treated as a disposition of beneficial ownership, and must be pre-cleared like any other securities transaction prior to transfer of the securities. Of course, given the vagaries of the securities settlement system, it may not be possible to identify with precision the date on which a gift transfer will actually take place. For that reason, Allianz Global Investors may, in its discretion, waive certain technical violations of the pre-clearance requirement with respect to gifts of securities, if (i) the gift transaction was pre-cleared in advance, but transfer of the securities was delayed beyond the pre-clearance date, and the securities in question were not immediately sold by the transferee, or (ii) if the facts and circumstances warrant.

(b)	Gifts of securities received depend on the nature of the gift. In the ordinary case, if you receive securities as a gift, receipt of that gift is non-volitional on your part, and you cannot control the timing of the gift. Therefore, as a practical matter, you are not required to pre-clear receipts of securities in such cases. Please remember, though, that you cannot use the gift rules to circumvent the pre-clearance requirements. Therefore, if a gift of securities that you receive is not truly non-volitional, you must pre-clear that gift like any other securities acquisition.

IV.3.12. Transactions Involving Closed-End Funds (Investment Trusts) Managed by Allianz Global Investors

An Employee must comply with the following Code of Ethics in relation to dealings in shares of investment trusts managed by Allianz Global Investors:

•	such shares must not be dealt in on considerations of a short-term nature;

•	such shares must not be dealt in during close periods preceding the preliminary announcement of the company’s annual results and interim/quarterly results except as part of an already established savings plan. A full list of closed periods for the investment trusts are available from Corporate Secretariat or Compliance;

•	An Employee must not deal in such shares at any other time if he/she is in possession of unpublished price-sensitive information in relation to the issuer.

An Employee who is a director of one or more of these companies must also comply with the Listing Rules published by the UKLA and the Companies Act.

IV.3.13. Savings Schemes

Employees may also invest in investment trusts managed by both Allianz Global Investors and other fund management firms (i.e. Flemings, Henderson, Martin Currie etc.), and other forms of investments to which the Code of Ethics apply, through some form of savings vehicle (i.e. Investment Trust Savings Schemes, Portfolio Management Services, PEPs, ISAs

etc.). Permission to deal will be required whenever an Employee starts, increases, decreases or stops a Direct Debit/Standing Order into the savings vehicle. In the same way lump sum investments into, or withdrawals from, a savings vehicle require permission to deal.

Permission is only required on the day you give instruction to the savings schemes provider. If execution does not take place on the same day because of the way the scheme is administered you will not be judged to be in breach of the Compliance regulations.

Participation in an Allianz Employee Share Incentive Plan is exempt from the pre-clearance requirement above. However, permission to deal will be required for any sales of shares acquired through the Plan.

IV.3.14. Discretionary Management by third parties

An Employee may appoint a fund manager/private client stockbroker, or other person, to act on their behalf under a discretionary management agreement. Pre-clearance will not be required provided that a copy of the agreement is provided to Compliance and the fund manager/private client stockbroker provides a warranty that under no circumstances will they allow the Employee to exercise any influence over investment decisions.

IV. Employee acting as Trustee, Executor or Administrator

IV.1. The Employee is a beneficiary

Except as set out below, the Code of Ethics applies to Employees in his/her capacity as trustee, executor or administrator where the Employee is also a beneficiary.

The Code of Ethics does not, however, apply in the case of a trust of which the Employee is a trustee; if dealing decisions are taken the other trustees acting independently of the Employee.

The trustees, other than the Employee, will be assumed to have acted independently:

•	if they have taken the decision to deal by a majority without consultation with, or other involvement of the Employee; or

•	if the trustees have delegated the decision making to a committee of which the Employee is not a member.

The transfer of property out of a settlement or trust in or towards the satisfaction of a beneficiary’s interest, for no cash consideration which amounts to a distribution of property in accordance with the provision of the settlement is exempt from pre-clearance requirements.

IV.2. The Employee is not a beneficiary

Except as set out below, the Code of Ethics does not apply where the Employee is not a beneficiary of the trust or estate of which he/she is a trustee, administrator or executor.

The exceptions are that:

•	the prohibitions set out in the Code of Ethics will apply and it is the responsibility of the Employee to ensure that such prohibited dealings do not occur; and

•	the Code of Ethics applies, in respect of dealings by a trust in the shares of investment trusts managed by Allianz Global Investors, to an Employee who is a trustee and is also a fund manager of one or more of those investment trusts, unless dealing decisions are taken by the other trustees acting independently (as set out above).

V. Undertaking

To: Allianz Global Investors Europe GmbH, UK Branch

1.	I undertake to observe Part V of the Criminal Justice Act 1993, in its present form and as it may be amended or replaced in future, and the Code of Ethics.

2.	I agree that this undertaking extends to any amendments or replacements to the Code of Ethics which are set out in writing and made available to me either in hard copy or in electronic form (via the Intranet).

3.	I undertake to procure that any person with whom I am connected, as defined in the Code of Ethics, will comply with the Code of Ethics.

4.	I undertake to report any violation of the Code of Ethics promptly to Compliance.

5.	I further agree that this undertaking shall form part of my contract of employment and that any breach of this undertaking will entitle my employer inter alia, to terminate that contract without notice.

Signed

[print name]

Date

Addendum F – Members of Staff associated with Allianz Global Investors’ US Business

I. Scope of Addendum F

This Addendum applies to all members of staff associated with Allianz Global Investor’s US Business. The Compliance epartment will inform you if you are classified as an “Associated Person”.

II. Initial and Annual Reporting and Certification Requirements

Under SEC Rule 204A-1, Allianz Global Investors Europe’s Associated Persons are required to provide a complete report of securities holdings at the time the person becomes an Associated Person and at least once a year thereafter. The information supplied must be current as of a date not more than 45 days prior to the individual becoming an Associated Person (initial report) or prior to the date the report is submitted (annual report).

Within 10 calendar days of becoming an Associated Person (either following the commencement of employment with the company or due to a change in your classification), you are required to complete an initial report of personal securities holdings and accounts and submit the report, along with any relevant documentation as requested by the Compliance Department.

On an annual basis, Associated Persons are required to provide information regarding their securities holdings and accounts. For the avoidance of doubt, if you open a new account, you must promptly notify Compliance of the new account and provide the account details.

The Compliance Department will provide you with notification of and instructions pertaining to your initial and annual reporting and other certification requirements.

III. Email Policy

1. Policy Statement

All communications and written or electronic materials maintained by Allianz Global Investors Europe must be appropriate and in good taste. Email systems are provided to assist and facilitate business communication. All use of email must be consistent with the policies prohibiting a hostile work environment. All messages that contain statements or materials that are discriminatory, offensive, defamatory, sexual, pornographic, illegal, or harassing in nature are strictly forbidden. Statements that would be inappropriate in a memorandum or letter may not be written in an email. All information transmitted, received, stored, or otherwise contained in systems made available by Allianz Global Investors Europe to its Associated Persons or files is the property of Allianz Global Investors Europe and may be accessed, decrypted and examined by Allianz Global Investors Europe at any time.

2. Policy Standards

Associated Persons shall retain those emails necessary to ensure compliance with the record retention requirements under the U.S. Federal Securities Laws. Retention of such email documents is the requirement of the originator of such emails and shall be archived for at least seven years on the drive designated for his/her official department (where appropriate, the emails shall be printed in hardcopy and placed in the corresponding hardcopy files).

As appropriate, Allianz Global Investors Europe’s Compliance Department may review on a spot-check or other basis that emails are being archived on the relevant drive.

3. Procedures

Allianz Global Investors Europe engages in the retention and monitoring of electronic mail messages “email”) sent or received by Associated Persons. Such employees are informed that their emails are the property of Allianz Global Investors Europe and such employees express their consent. In the course of monitoring emails, Allianz Global Investors Europe periodically takes random emails from such employees and conducts specific inquiries. The emails are scanned based on key words that are a reasonable set of words whose inclusion in an email could potentially disclose an act that may be in violation with U.S. Federal Securities Law. This list of key words is kept confidential by the Compliance Department and is not shared with employees outside of the department, including senior management. Select people are those that have been identified as being in the position to violate U.S. Federal Securities Law, and may include, senior staff, trading personnel, portfolio managers, analysts, sales and customer service personnel, and select legal and compliance personnel. IT and office services personnel are excluded from this list as they do not participate in the preparation of books and records.

Generally, the sampling of emails for review shall occur on an annual basis. Based on Allianz Global Investors Europe concerns, from time to time additional reviews may be performed as may be deemed necessary. The monitoring is conducted by Compliance, as part of Allianz Global Investors Europe’s overall supervisory responsibilities.

IV. Political Contributions

1. Making Political Contributions

Allianz Global Investors Europe encourages employees to exercise their rights as citizens to participate in the political process. However, Contributions1 (financial or non-financial) made to certain political campaigns may raise potential conflicts of interest because of the ability of certain officials to influence decisions to award business to Allianz Global Investors or appoint officials who have such influence. In addition, U.S. state and U.S. federal laws and regulations may restrict the ability of Allianz Global Investors Europe and its employees, including employees’ Immediate Family Members, to make Contributions, coordinate Contributions or Solicit any person or political action committee “PAC”) to make Contributions. For example, Rule 206(4)-5 promulgated under the Investment Advisers Act of 1940 “Rule 206 4)-5”) would prohibit Allianz Global Investors from receiving compensation for services rendered to a Government Entity for two years after a Contribution violating Rule 206(4)-5 was made.

Because of the serious consequences of violating a political contribution law or regulation, Allianz Global Investors Europe has adopted this policy to monitor and restrict Contributions by Allianz Global Investors Europe’s employees including employees’ Immediate Family Members). For the avoidance of doubt, this policy refers to political campaigns in the United States of America only.

2. Prohibited Activities

•	Pay to Play Arrangements. No employee may make, direct, or solicit any other person or Political Action Committee “PAC”) to make any Contribution for the purpose of influencing a government official or entity to retain or award investment advisory business. This type of arrangement is strictly prohibited, regardless whether a pre-clearance request is granted.

•	Use of Third Party Solicitors. No employee may arrange, directly or indirectly, for any person to solicit a Government Entity for investment advisory business on behalf of Allianz Global Investors Europe, without the prior written approval of the Compliance Department. The Compliance Department will determine, among other things, whether the solicitation arrangement is permissible under Rule 206(4)-5.

•	Political Action Committees. Employees are prohibited from establishing, controlling, contributing to, or being involved with, a PAC that makes Contributions other than 1) the Allianz/Fireman’s Fund Political Action Committee; 2) the Investment Company Institute’s Political Action Committee; 3) the Investment Adviser Association Political Action Committee; or (4) a federally registered PAC that confirms in writing that its Contributions will be used in a manner that is consistent with the restrictions of this policy.

•	Indirect Action. No employee may do anything that would result in a violation of this policy, whether directly or indirectly. In other words, employees may not use other persons or entities to funnel Contributions, to avoid the prohibitions or requirements of this policy.

[1]	A Political Contribution includes any gift, subscription, loan, advance, or deposit of money or anything of value made for (i) the purpose of influencing any election for federal, state or local office; (ii) the payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses incurred by the successful candidate for federal, state or local office. Volunteer services provided to a campaign by employees on their own personal time (and without the use of any Company property or facilities) are not treated as Political Contributions. However, all volunteer activities on behalf of a candidate or a campaign must also be pre- cleared by Compliance.

3. Pre-clearance Requirements

•	Pre-Approval of All Contributions. Prior to making any state, local or federal Contribution, an employee must pre- clear the Contribution with Compliance. Employees must also pre-clear Contributions by their Immediate Family Members, primarily so that the Compliance Department can determine whether those Contributions violate applicable state laws.

•	State or Local Candidates. Political Contributions to one person in excess of USD 150 in the aggregate per election will not be approved. The rules for Contributions to state or local candidates apply even if the candidate is a federal official at the time of the Contribution.

•	Federal Candidates. As a general matter, while all employees must pre-clear federal Contributions, Contributions to candidates for federal office are permissible and are not subject to the USD 150 Contribution limit, unless the candidate is currently a state or local official, in which case the rules for political contributions to state or local candidates apply.

•	Contributions to Political Parties and PACs. Contributions to political parties and PACs do not require pre-clearance, unless the Contribution is earmarked for a specific official, is to a PAC that is known to be controlled by a specific official, or in any way could be seen as an indirect Contribution to a specific official. In such cases, the Contribution must be pre-cleared and will be treated as a direct Contribution to the official. Note that all Contributions to political parties or PACs are subject to reporting requirements.

V. Public Offerings

Public offerings give rise to potential conflicts of interest that are greater than those present in other types of personal securities transactions since such offerings are generally only offered to institutional and retail investors who have a relationship with the underwriters involved in the offering. In order to preclude any possibility of an employee profiting from his/her position with Allianz Global Investors Europe, the following rules apply to public offerings.

1. Initial Public Offerings

You are prohibited from investing in an initial public offering (IPO) of Securities, whether or not Allianz Global Investors Europe is participating in the offering on behalf of any funds or accounts. An IPO also referred to as a “new issue” under FINRA Rule 5130) means an offering of securities registered under the Securities Act of 1933 “Securities Act”), the issuer of which, immediately before the registration, was not subject to the requirements of Section 13 or 15(d) of the Exchange Act to file public periodic reports with the SEC.

Note: This prohibition does not apply to an investment in an IPO by your spouse, provided the investment pertains to your spouse’s firm of employment, subject to review and approval by your Compliance Department.

2. Secondary Public Offerings

You are required to receive approval from your local Compliance Department prior to investing in a secondary offering of Securities. A secondary offering involves the issuance of new stock for public sale from a company that has already made its IPO. Secondary offerings are offered pursuant to a prospectus, similar to IPOs. Your local Compliance Department will determine whether the proposed transaction presents a conflict of interest with any of the funds or client accounts. Your request will be denied if the funds and/or clients are participating in the offering.

Employees are permitted to purchase equity and equity-related securities in rights offerings if the opportunity to purchase is extended equally to all holders of the company’s stock.

VI. Private Placements

For purposes of this section, a “private placement” is the sale of securities to a relatively small number of select investors as a way of raising capital. Private placement is the opposite of a public issue, in which securities are made available for sale on the open market. Although private placements are subject to the Securities Act, the securities offered do not have to be registered with the SEC if the issuance of the securities conforms to an exemption from registration as set forth in the Securities Act and SEC rules. Investments in hedge funds and private investments in public equities “PIPEs”) are examples of private placements.

Acquisitions of Securities in a private placement are subject to special pre-clearance procedures. Please contact Compliance for approval prior to any participation in private placements.

Approval will not be given if:

•	The investment opportunity is suitable for any fund or client account;

•	The opportunity to invest has been offered to you solely by virtue of your position; or

•	The opportunity to invest could be considered a favour or gift designed to influence your judgment in the performance of your job duties or as compensation for services rendered to the issuer.

Note: You must also provide independent confirmation of your private placement investment to your Compliance Department upon completion of your investment.

If you have acquired Beneficial Ownership of Securities in a private placement, you must disclose your investment when you play a part in any consideration of an investment by a fund or client account in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by your business unit’s CIO or a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.

Appendix:

Module 1: Customer Complaints Policy

Module 2: Anti-Bribery and Gifts & Entertainment Policy

Module 3: Anti-Money Laundering Policy

Module 4: Anti-Fraud Policy

Module 5: Donation and Political Contributions Policy

Module 6: Employee Social Networking Policy

Document:		Code of Ethics

Version:		1.0

Author(s):		AllianzGI Europe Legal & Compliance

Effective Date:		September 10, 2012

Authorized by:		Board of Allianz Global Investors Europe

Area of Application:		Allianz Global Investors Europe

Version	Date	Reason for and extent of changes	Author(s)
1.0	August 2012	Implementation of AllianzGI Europe Code of Ethics	Jens Willershausen

1.1	July 2013	Update of Addendum A and E	Jens Willershausen

1.2	April 2014	Update of Personal Account Dealing rules	Christoph Weikl